Exhibit 1.1

Execution Version

13,200,000 ORDINARY SHARES, NOMINAL VALUE $0.10 PER SHARE
INTERNATIONAL GAME TECHNOLOGY PLC
UNDERWRITING AGREEMENT

May 22, 2018

Credit Suisse Securities (USA) LLC
Eleven Madison Avenue
New York, NY 10010

Credit Suisse International
c/o Credit Suisse Securities (USA) LLC
Eleven Madison Avenue
New York, NY 10010

Dear Sirs:

1.                                      Introductory.  On the date hereof, De Agostini S.p.A., a società per azioni incorporated under the laws of Italy (the “Counterparty”), will enter into a variable forward transaction (“Forward Transaction”) with Credit Suisse International, covering 18,000,000 ordinary shares (the “Ordinary Shares”), nominal value $0.10 per share, of International Game Technology PLC, a public limited company incorporated under the laws of England and Wales (the “Issuer”).  In connection with hedging its exposure under the Forward Transaction, on or prior to the Closing Date (as defined below), CS (as defined below) will borrow and sell to Credit Suisse Securities (USA) LLC (the “Underwriter”) 13,200,000 Ordinary Shares (the “Offered Securities”).  As used herein, “CS” refers to and includes Credit Suisse International, together with any of its affiliates who borrow and/or sell Offered Securities or the Additional Securities (as defined below) to the Underwriter on behalf of Credit Suisse International, as contemplated hereby.

In addition, CS will sell, from time to time after the date hereof, up to an additional 4,800,000 Ordinary Shares (the “Additional Securities”) under the Registration Statement (as defined below), in connection with the Forward Transaction.  The Additional Securities will not be included in the offering of the Offered Securities to be underwritten by the Underwriter.

The Counterparty, the Issuer, International Game Technology, a corporation organized under the laws of the State of Nevada and a wholly-owned subsidiary of the Issuer ( “the IGT Indemnitor”), and CS, hereby agree with the Underwriter and with each other as follows:

2.                                      Representations and Warranties

(a) The Issuer represents and warrants to  the Underwriter and CS that:

(i)                                                 The Issuer is a “foreign private issuer” as defined in Rule 405 under the Securities Act of 1933, as amended, and the rules and regulations of the Securities and Exchange Commission (the “Commission”) promulgated thereunder (collectively, the “Act”), and the Issuer meets all of the registrant requirements of, and the offer and sale of the Offered Securities and the Additional Securities meet all of the transaction requirements of, and, in each case, comply with the conditions for, the use of Form F-3 under the Act.  An “automatic shelf registration statement,” as defined in Rule 405 under the Act, on Form F-3 (File No. 333-225078) in respect of the Offered Securities and the Additional Securities, including a form of prospectus (the “Base Prospectus”), has been prepared and filed by the Issuer not earlier than three (3) years prior to the date hereof, in conformity with the requirements of the Act, which became effective upon filing under Rule 462(e) under the Act on May 21, 2018. “Registration Statement” at any particular time means such registration statement in the form then filed with the Commission, including any amendment thereto, the documents incorporated by reference therein pursuant to Item 6 of Form F-3 under the Act and all 430B Information (as defined below) and all 430C Information (as defined below) with respect to such registration statement, that in any case has not been superseded or modified. “Registration Statement” without reference to a time means the Registration Statement as of the Effective Time (as defined below).  For purposes of this definition, 430B Information shall be considered to be included in the Registration Statement as of the time specified in Rule 430B under the Act. As used herein, the term “Prospectus” means the final prospectus relating to the Offered Securities and the Additional Securities first filed with the Commission pursuant to and within the time limits described in Rule 424(b) under the Act and in accordance with Section 4(a)(i).  The Base Prospectus, as supplemented by any preliminary prospectus (including any preliminary prospectus supplement) relating to the Offered Securities and the Additional Securities filed with the Commission pursuant to Rule 424(b) under the Act is herein referred to as a “Preliminary Prospectus.”  Any reference herein to a Preliminary Prospectus or to the Prospectus or to any amendment or supplement to any of the foregoing documents shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 6 of Form F-3 under the Act, as of the date of such Preliminary Prospectus or the Prospectus, as the case may be, and any reference to “amend,” “amendment” or “supplement” with respect to any Preliminary Prospectus or the Prospectus shall be deemed to include any documents incorporated by reference therein, and any supplements or amendments thereto, filed with the Commission after the date of filing of the Prospectus under Rule 424(b) under the Act, and prior to the termination of the offering of the Offered Securities by the Underwriter and the Additional Securities by CS.  As used in this Agreement:

“430B Information” means information included in a prospectus then deemed to be a part of the Registration Statement pursuant to Rule 430B(e) under the Act or retroactively deemed to be a part of the Registration Statement pursuant to Rule 430B(f) under the Act.

“430C Information” means information included in a prospectus then deemed to be a part of the Registration Statement pursuant to Rule 430C under the Act.

“Effective Time” of the Registration Statement (i) relating to the Offered Securities means the Applicable Time (as defined below) and (ii) relating to the Additional Securities means each Hedge Applicable Time (as defined below).

(ii)                                              As of the Applicable Time (as defined below) and as of the Closing Date, neither (i) any General Use Free Writing Prospectus(es) (as defined below), the Statutory Prospectus (as defined below) and the information included on Schedule II hereto, all considered together (collectively, the “General Disclosure Package”), nor (ii) any individual Issuer Free Writing Prospectus (as defined below), when considered together with the Preliminary Prospectus (if the Prospectus has not been filed with the Commission immediately prior to the time of first use of any such Issuer Free Writing Prospectus) or the Prospectus, as the case may be, in either case as then amended or supplemented immediately prior to the time of first use of any such Issuer Free Writing Prospectus, included or will include any untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Issuer makes no representations or warranties as to Counterparty Information (as defined in Section 2(b)), Underwriter Information (as defined in Section 6(c)) or CS Information (as defined in Section 6(c)).  As used in this Agreement:

“Applicable Time” means 5:00 p.m. (Eastern time) on the date hereof.

“Statutory Prospectus” means the Base Prospectus, as amended and supplemented immediately prior to the Applicable Time, including the documents incorporated by reference therein and any prospectus supplement deemed to be a part thereof, including the preliminary prospectus supplement dated May 21, 2018.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 under the Act, relating to the Offered Securities or the Additional Securities in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Issuer’s records pursuant to Rule 433(g) under the Act.

“General Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is identified on Schedule III hereto.

(iii)                                           As of each Hedge Prospectus Time, neither (i) any General Use Free Writing Prospectus(es) and the Prospectus as then amended or supplemented, all considered together, nor (ii) any individual Issuer Free Writing Prospectus, when considered together with the Preliminary Prospectus (if the Prospectus has not been filed with the Commission immediately prior to the time of first use of any such Issuer Free Writing Prospectus) or the Prospectus, as the case may be, in either case as then amended or supplemented immediately prior to the time of first use of any such Issuer Free Writing Prospectus, included or will include any untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Issuer makes no representations or warranties as to Counterparty Information (as defined in Section 2(b)), Underwriter Information (as defined in Section 6(c)) or CS Information (as defined in Section 6(c)).  As used in this Agreement:

“Hedge Applicable Time” means each “time of sale” of the Additional Securities.

“Hedge Prospectus Time” means each Hedge Applicable Time, each date on which a Prospectus relating to the Additional Securities is required to be delivered and each Hedge Settlement Date.

“Hedge Settlement Date” means each date on which a sale of the Additional Securities is settled.

(iv)                                          The Commission has not issued any order preventing or suspending the use of the Registration Statement, any Preliminary Prospectus, any Issuer Free Writing Prospectus, any General Use Free Writing Prospectus or the Prospectus or relating to the proposed offering of the Offered Securities and the Additional Securities, and no proceeding for that purpose or pursuant to Section 8A of the Act has been instituted or, to the Issuer’s knowledge, threatened by the Commission.  The Registration Statement, as of the time the Registration Statement initially became effective, at the time of each amendment thereto for the purposes of complying with Section 10(a)(3) of the Act (whether by post-effective amendment, incorporated report or form of prospectus), as of each Effective Time, as of the Closing Date and as of each Hedge Prospectus Time, and the Prospectus, as then amended or supplemented, as of the Applicable Time, at the time filed with the Commission, as of the Closing Date and as of each Hedge Prospectus Time, complied or will comply as to form in all material respects with the requirements of the Act.  The documents incorporated, or to be incorporated, by reference in the Registration Statement and the Prospectus, at the time filed with the Commission, complied or will comply as to form in all material respects with the requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder (collectively, the “Exchange Act”).  The Registration Statement, as of each Effective Time, as of the Closing Date and as of each Hedge Prospectus Time, did not contain, and will not contain, any untrue statement of a material fact and did not omit, and will not omit, to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading.  The Prospectus, as then amended or supplemented, as of the Applicable Time, at the time filed with the Commission, as of the Closing Date and as of each Hedge Prospectus Time, did not contain, and will not contain, any untrue statement of a material fact, and did not omit, and will not omit, to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  Notwithstanding anything to the contrary in this clause (iv), the Issuer makes no representations or warranties as to

Counterparty Information (as defined in Section 2(b)), Underwriter Information (as defined in Section 6(c)) or CS Information (as defined in Section 6(c)).

(v)                                             As of its date, as of the Applicable Time and as of each Hedge Prospectus Time, each Issuer Free Writing Prospectus and General Use Free Writing Prospectus (i) complied and will comply in all material respects with the requirements of the Act and (ii) did not and will not include any information that conflicted or will conflict with the information contained in the Registration Statement, the Preliminary Prospectus (if the Prospectus has not been filed with the Commission immediately prior to the time of first use of any such Issuer Free Writing Prospectus) or the Prospectus, in each case, as then amended or supplemented immediately prior to the date of first use of any such Issuer Free Writing Prospectus or General Use Free Writing Prospectus, as the case may be.

(vi)                                          The Issuer (including its agents and representatives, other than the Underwriter in its capacity as such and as authorized herein by the Issuer) has not, directly or indirectly, prepared, used, distributed, authorized, approved or referred to, and will not prepare, use, distribute, authorize, approve or refer to, any offering material in connection with the offering and sale of the Offered Securities and the Additional Securities, including, without limitation, any Issuer Free Writing Prospectus or other “free writing prospectus” or “written communication” (in each case, as defined in Rule 405 under the Act) that constitutes an offer to sell or a solicitation of an offer to buy the Offered Securities or the Additional Securities, other than any Preliminary Prospectus, the Prospectus, the General Use Free Writing Prospectus(es) and each Permitted Free Writing Prospectus approved in writing in advance by CS and the Underwriter in accordance with Section 4(a)(ii).  To the extent it is required to do so, the Issuer has filed and will file with the Commission all Issuer Free Writing Prospectuses in the time and manner required under Rules 163(b)(2) and 433(d) under the Act.  The Issuer has retained in accordance with the Act all Issuer Free Writing Prospectuses that were not required to be filed pursuant to the Act.  The parties hereto agree and understand that the content of any and all electronic roadshows (as defined in Rule 433 under the Act, and each such roadshow an “Electronic Roadshow”) related to the offering and sale of the Offered Securities and the Additional Securities is solely the property of the Issuer; each Electronic Roadshow shall have been conducted in a manner that, pursuant to Rule 433(d)(8) under the Act, causes the Issuer not to be required to file with the Commission any such Electronic Roadshow.

(vii)                                       (a) At the time of the initial filing of the Registration Statement; (b) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus); (c) at the time the Issuer or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) under the Act) made any offer relating to the Offered Securities or the Additional Securities in reliance on the exemption of Rule 163 under the Act;

(d) at the Applicable Time and (e) as of the date hereof, the Issuer was and is a “well-known seasoned issuer” as defined in Rule 405 under the Act.  The Issuer has not received from the Commission any notice pursuant to Rule 401(g)(2) under the Act objecting to the use of the automatic shelf registration form.

(viii)                                    (a) At the earliest time after the initial filing of the Registration Statement that the Issuer or CS or the Counterparty or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Act) of the Offered Securities or the Additional Securities and (b) as of the date hereof (with such date being used as the determination date for purposes of this clause(b)), the Issuer was not and is not an “ineligible issuer” (as defined in Rule 405 under the Act, without taking into account any determination by the Commission pursuant to Rule 405 under the Act that it is not necessary that the Issuer be considered an ineligible issuer), including, without limitation, for purposes of Rules 164 and 433 under the Act with respect to the offering of the Offered Securities and the Additional Securities as contemplated by the Registration Statement.

(ix)                                          The Issuer has been duly incorporated and is validly existing as a public limited company under the laws of England and Wales, with power and authority (corporate or other) to own its properties and conduct its business as described in the General Disclosure Package and the Prospectus; the Issuer is duly qualified to transact business and is in good standing (where such concept exists) in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or to be in good standing (where such concept exists) would not reasonably be expected to have a material adverse effect on the condition (financial or otherwise), earnings, business or properties of the Issuer and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business (a “Material Adverse Effect”).

(x)                                             Each Significant Subsidiary (as defined below) has been duly incorporated or formed, as applicable, and is validly existing as a private limited company, corporation or other legal entity in good standing (where such concept exists) under the laws of the jurisdiction of its incorporation or formation, with the power and authority (corporate or other) to own its property and to conduct its business as described in the General Disclosure Package and the Prospectus; each Significant Subsidiary is duly qualified to transact business and is in good standing (where such concept exists) in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or to be in good standing (where such concept exists) would not have a Material Adverse Effect; all of the issued and outstanding capital stock or other similar ownership interests of each Significant Subsidiary have been duly and validly authorized and issued, are (in jurisdictions where such concepts exist) fully paid and non-assessable and are owned directly or indirectly by the Issuer, free and clear of all liens, encumbrances, equities or claims, except as described in the General

Disclosure Package and the Prospectus.  A “Significant Subsidiary” shall mean each subsidiary of the Issuer listed on Schedule V hereto.

(xi)                                          The Offered Securities, the Additional Securities and all other shares in the capital of the Issuer, including the Ordinary Shares, conform to the description thereof in the General Disclosure Package and the Prospectus in all material respects.

(xii)                                       The issued share capital of the Issuer is as set forth in the General Disclosure Package and the Prospectus as of the dates set forth therein.  All of the issued shares in the capital of the Issuer, including the Offered Securities and the Additional Securities, are fully paid and non-assessable and are and have been duly and validly issued, in compliance with all applicable federal, state and foreign securities laws and, other than as disclosed in the General Disclosure Package and the Prospectus, not in violation of or subject to any preemptive or similar rights that entitle or will entitle any person to acquire from the Issuer or any Significant Subsidiary, upon the issuance or sale thereof, of any Ordinary Shares, any other equity security of the Issuer or any Significant Subsidiary or any security convertible into, or exercisable or exchangeable for, any Ordinary Shares or other such security (any “Relevant Security”).

(xiii)                                    Except as disclosed in the General Disclosure Package and the Prospectus, there are no contracts, agreements or understandings between the Issuer and any person that would, in connection with the offering and sale of the Offered Securities and the Additional Securities, give rise to a valid claim against the Issuer or the Underwriter or CS for a brokerage commission, finder’s fee or other like payment.

(xiv)                                   Except as disclosed in the General Disclosure Package and the Prospectus, there are no contracts or other documents (including, without limitation, any voting agreement) that are required to be described in the General Disclosure Package or the Prospectus or filed as exhibits to the Registration Statement by the Act or the Exchange Act which have not been so described or incorporated by reference therein or filed.

(xv)                                      Except as disclosed in the General Disclosure Package and the Prospectus, there are no contracts, agreements or understandings between the Issuer and any person granting such person registration rights or similar rights to have any securities of the Issuer registered for sale under the Registration Statement.

(xvi)                                   The class of Ordinary Shares (including the Offered Securities and the Additional Securities) is listed on The New York Stock Exchange under the ticker symbol “IGT” and are registered pursuant to Section 12(b) of the Exchange Act, and the Issuer is subject to the reporting requirements of Section 13 of the Exchange Act. The Issuer has taken no action designed to terminate, or reasonably likely to have the effect of terminating, the registration of the Ordinary Shares under the Exchange Act or delist the class of Ordinary Shares (including the Offered Securities and the Additional Securities) from the New York Stock Exchange, nor has the Issuer received any notification that the Commission or the New York Stock Exchange intends to terminate such registration or listing. The Issuer has complied in all material respects with the applicable requirements of the New York Stock Exchange for maintenance of inclusion of the class of Ordinary Shares (including the Offered Securities and the Additional Securities) thereon and the Issuer has not received any notice from the New York Stock Exchange that it is not in compliance with the listing or maintenance requirements of the New York Stock Exchange.

(xvii)                                The Issuer has not taken, nor will it take, during the Effectiveness Period, and none of its controlled affiliates (within the meaning of Rule 144 under the Act and, for the avoidance of doubt, not including the Counterparty) has taken, to the knowledge of the Issuer, nor will take, during the Effectiveness Period (as defined below), directly or indirectly, any action designed to cause or result in, or which constitutes or which might reasonably be expected to constitute, the stabilization or manipulation of the price of the Ordinary Shares to facilitate the sale or resale of the Offered Securities or the Additional Securities; provided, however, that the Issuer makes no such representation with respect to the Counterparty or the Underwriter.

(xviii)                             The Issuer has not, prior to the date hereof, made any offer or sale of any securities which could be “integrated” with the offer and sale of the Offered Securities or the Additional Securities pursuant to the Registration Statement.  Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, the Issuer has not sold or issued any Relevant Security during the six-month period preceding the date of the Prospectus, including, but not limited to, any sales pursuant to Rule 144A or Regulation D or S under the Act, other than Ordinary Shares issued upon the exercise of options, shares and other rights issued pursuant to employee share incentive plans or trusts, stock option plans or employee stock purchase plans that are disclosed in the Registration Statement, the General Disclosure Package and the Prospectus.

(xix)                                   No consent, approval, authorization or order of, or filing with, (x) any U.S. federal, state, local or tribal, English, Italian or other non-U.S. Governmental Authority that has, or may at any time have, jurisdiction over the Gaming Activity (as defined below) of the Issuer or any of its subsidiaries or (y) any Gaming Authority (as defined below) is required to be obtained or made by the Issuer for the performance by the Issuer of its obligations under this Agreement in connection with the sale of the Offered Securities and the Additional Securities, except (A) such filings as may be required under the Act; (B) such filings as relate to the review of the transactions by the Financial Industry Regulatory Authority, Inc. (“FINRA”); (C) such filings as may be required under applicable state securities or blue sky laws; (D) such filings as may be required under the New York Stock Exchange rules; (E) such other consents, approvals, authorizations, orders or filings as have been obtained or made or (F) such consent, approval, authorization or order of, or filing that would not, singly or in the aggregate, have a Material Adverse Effect and would not have a material adverse effect on power or ability of the Issuer to perform its obligations hereunder or the ability of the Underwriter or CS to sell the Offered Securities or CS to sell the Additional Securities or on the Underwriter or CS to enforce their rights hereunder.  As used in this Agreement:

“Game” means a game which requires the delivery of consideration (regardless of form) by the player to the person making such game available for play to the player (regardless of how the person making such game available for play to the player does so) and which gives the player an opportunity, whether by the application exclusively of the element of chance or the application predominantly of the element of chance and to a lesser degree skill (regardless of how the element of chance is determined and regardless of how the outcome of the application of the element of chance is communicated to the player) to receive anything of value or anything representing value by any method, including, without limitation, lottery draw games, instant/scratch ticket lottery games, slot machine games and video lottery games.

“Gaming Activity” means (a) the provision of goods or services to a person which enables such person to make one or more Games available for play to players or (b) the making of one or more Games available for play to players, in each case whether directly or through an agent or distributor.

“Gaming Authority” means a Governmental Authority with jurisdiction over any Gaming Activity of the Issuer or any of its subsidiaries.

“Governmental Authority” means any agency, authority, board, bureau, commission, court, department, entity, instrumentality or officer exercising administrative, executive, judicial, legislative or regulatory functions of any national, state, provincial or tribal government.

(xx)                                      Under English law, it is not necessary for any holder of the Offered Securities or the Additional Securities, or for the Underwriter or CS, to be licensed, qualified or entitled to carry out business in the United Kingdom (i) in order to be able to enforce their respective rights under this Agreement or the Ordinary Shares or (ii) solely by reason of the execution, delivery or communication of this Agreement.

(xxi)                                   Except as disclosed in the General Disclosure Package and the Prospectus, under current laws and regulations of England and Wales and any political subdivision thereof, all dividends and other distributions declared and payable on the Offered Securities and the Additional Securities may be paid by the Issuer to the holder thereof in United States dollars and freely transferred out of England and Wales (unless the holder thereof is subject to any Sanctions (as defined below) or is located, organized or resident in a Sanctioned Country (as defined below), and all such payments made to holders thereof who are not resident in the United Kingdom will not be subject to deduction of any United

Kingdom withholding tax under laws and regulations of the United Kingdom or any political subdivision or taxing authority thereof or therein.

(xxii)                                The execution and delivery of this Agreement and the performance by the Issuer of its obligations hereunder do not and will not result in a breach or violation of any of the terms and provisions of, or constitute a default under (A) any provision of applicable law or any judgment, order or decree of any governmental body, agency (including, without limitation, any laws, rules or regulations of the Gaming Authorities) or court having jurisdiction over the Issuer or any of its subsidiaries; (B) any agreement or other instrument binding upon the Issuer or any of its subsidiaries or (C) the charter, by-laws, memorandum and articles of association or similar organizational documents of the Issuer or any of its subsidiaries, except in the case of clauses (A) and (B), and in the case of clause (C) with respect to any subsidiaries of the Issuer, such contravention that would not, singly or in the aggregate, have a Material Adverse Effect and would not have a material adverse effect on power or ability of the Issuer to perform its obligations hereunder or the ability of the Underwriter or CS to sell the Offered Securities or CS to sell the Additional Securities or on the Underwriter or CS to enforce their rights hereunder.

(xxiii)                             This Agreement has been duly authorized, executed and delivered by the Issuer.

(xxiv)                            The Issuer and its subsidiaries have good and marketable title to all real property and good and marketable title to all personal property owned by them that is material to the business of the Issuer and its subsidiaries, taken as a whole, in each case free and clear of all liens, encumbrances and defects except such liens, encumbrances and defects as are described in the General Disclosure Package and the Prospectus and, to the extent the failure to have such title or the existence of such liens, encumbrances and defects would not, singly or in the aggregate, have a Material Adverse Effect; and any real property leased by the Issuer or a subsidiary that is material to the Issuer and its subsidiaries, taken as a whole, is held by the Issuer or a subsidiary under a legal and valid lease with such exceptions as do not materially interfere with the use made and proposed to be made of such leased real property by the Issuer and its subsidiaries, except as described in the General Disclosure Package and the Prospectus or as would not have a Material Adverse Effect.

(xxv)                               The Issuer and its subsidiaries possess all certificates, authorizations and permits issued by the appropriate U.S. federal, state, local or tribal, English, Italian or other non-U.S. regulatory authorities (including, without limitation, the Gaming Authorities) necessary to conduct their respective businesses, except as would not have a Material Adverse Effect.  Neither the Issuer nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, singly or in the aggregate, would reasonably be expected to have a

Material Adverse Effect and except as described in the General Disclosure Package and the Prospectus.

(xxvi)                            No labor dispute with the employees of the Issuer or any of its subsidiaries exists, except as described in the General Disclosure Package and the Prospectus, or, to the Issuer’s knowledge, is imminent, in each case, except as would not have a Material Adverse Effect.

(xxvii)                         The Issuer and its subsidiaries own or possess, or can acquire on reasonable terms, all patents, patent rights, patent applications, licenses, inventions, copyrights, copyrightable works, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, trademark applications, trademark registrations, service marks and trade names, service mark registrations, domain names and other source indicators, technology, designs, processes, methods, technical data and information or other intangible asset, and all other intellectual property or other proprietary rights or any right to use any of the foregoing anywhere in the world (collectively, “Intellectual Property”) necessary to carry on the business now operated by them, except as would not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect.  Except as would not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect, (A) the Issuer’s and its subsidiaries’ conduct of their respective businesses does not infringe, misappropriate or otherwise violate any Intellectual Property of any person and (B) neither the Issuer nor any of its subsidiaries has received any notice of infringement, misappropriation or violation of or conflict with asserted rights of others with respect to any Intellectual Property.  To the knowledge of the Issuer, the Intellectual Property of the Issuer and its subsidiaries is not being infringed, misappropriated or otherwise violated by any person, except as would not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect.  Except as disclosed in the General Disclosure Package and the Prospectus or except as would not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect, the Intellectual Property owned by the Issuer or its subsidiaries has not been adjudged invalid or unenforceable, in whole or in part.

(xxviii)                      Except as disclosed in the General Disclosure Package and the Prospectus, or except as would not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect, (A) there has been no security breach, misuse or other compromise of or relating to any of the Issuer’s or its subsidiaries’ information technology and computer systems, networks, hardware, software, data (including personally identifiable information and other data of their respective customers, employees, suppliers, vendors and any third party data maintained by or on behalf of them), or related equipment or technology (collectively, “IT Systems and Data”) and the Issuer and its subsidiaries have not been notified of, and have no knowledge of any event or condition that would reasonably be expected to result in, any security breach or other compromise to their IT Systems and Data, (B) the Issuer and its subsidiaries have implemented backup and disaster recovery technology consistent with industry standards and practices and (C) the Issuer and its subsidiaries are in compliance with all data privacy and data protection laws or statutes applicable to them and all applicable judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Data and to the protection of such IT Systems and Data from unauthorized use, access, misappropriation or modification, and will be in compliance with the European Union’s General Data Protection Regulation 2016/679 (GDPR) at the time it comes into effect.

(xxix)                            The Issuer and its subsidiaries (A) are in compliance with any and all applicable federal, state, local and foreign laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”); (B) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses; (C) are in compliance with all terms and conditions of any such permit, license or approval and (D) have no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures by the Issuer or any of its subsidiaries, required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) for their respective accounts, except in each of clauses (A) through (D) as would not, singly or in the aggregate, have a Material Adverse Effect and except as described in the General Disclosure Package and the Prospectus.

(xxx)                               There are no legal or governmental proceedings or disciplinary actions pending or, to the knowledge of the Issuer, threatened to which the Issuer or any of its subsidiaries is a party or to which any of the properties of the Issuer or any of its subsidiaries is subject, other than proceedings or actions described in the General Disclosure Package and the Prospectus and proceedings or actions that would not have a Material Adverse Effect nor materially affect the power or ability of the Issuer to perform its obligations under this Agreement.

(xxxi)                            PricewaterhouseCoopers LLP, who have audited the financial statements of the Issuer and its consolidated subsidiaries and delivered its report with respect to the audited consolidated financial statements included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus, are independent public accountants with respect to the Issuer and its consolidated subsidiaries within the meaning of the Act and the rules and regulations of the Public Company Accounting Oversight Board.

(xxxii)                         The audited consolidated financial statements of the Issuer included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus present fairly in all material respects the consolidated financial position of the Issuer and its consolidated subsidiaries as of and at the dates indicated, and the results of their respective operations and cash flows for the periods specified.  Such financial statements were prepared in accordance with accounting principles generally accepted in the United States (“U.S. GAAP”), consistently applied for the periods specified by the Issuer in its financial statements, except as may be stated in the related notes thereto, and comply as to form with the applicable accounting requirements of Regulation S-X under the Act; all non-GAAP financial information included or incorporated by reference in the Registration Statement, the General Disclosure Package or the Prospectus, if any, complies with the requirements of Regulation G under the Act and Item 10 of Regulation S-K under the Act.  The interactive data in eXtensible Business Reporting Language included or incorporated by reference in each of the Registration Statement, the General Disclosure Package and the Prospectus fairly presents the information called for in all material respects and is prepared in accordance with the Commission’s rules and guidelines applicable thereto in all material respects.

(xxxiii)                      Except as disclosed in the General Disclosure Package and the Prospectus, since the respective dates as of which information is disclosed in the General Disclosure Package and the Prospectus, (A) the Issuer and its subsidiaries have not (1) incurred any debt for borrowed money that is material to the Issuer and its subsidiaries, taken as a whole or (2) as of the Closing Date, incurred any other liabilities or obligations, direct or contingent, nor entered into any transactions, in each case, that are material, in the aggregate, to the Issuer and its subsidiaries, taken as a whole, and not in ordinary course of business; (B) the Issuer has not paid or otherwise made any dividend or distribution of any kind on its capital stock and (C) there has not been any change in the capital stock (other than the exercise of stock options or vesting of restricted stock units issued under equity incentive plans, stock option plans or restricted stock programs reported on the Issuer’s Annual Report on Form 20-F for the year ended December 31, 2017) of the Issuer or its subsidiaries or any material change in the consolidated short-term debt or long-term debt of the Issuer or its subsidiaries.

(xxxiv)                     [Reserved.]

(xxxv)                        No relationship, direct or indirect, exists between or among the Issuer or its Significant Subsidiaries, on the one hand, and the Counterparty or the directors, officers, shareholders, customers or suppliers of the Issuer or its Significant Subsidiaries, on the other hand, which is required by the Act or the Exchange Act to be described in the General Disclosure Package or the Prospectus, which is not so described.

(xxxvi)                     All statistical or market-related data included in the General Disclosure Package and the Prospectus are based on or derived from sources that the Issuer reasonably believes to be reliable and accurate in all material respects.

(xxxvii)                  The Issuer maintains systems of “internal control over financial reporting” (as defined in Rule 13a-15(f) of the Exchange Act) that comply with the requirements of the Exchange Act and have been designed by, or under the supervision of, its principal executive and principal financial or accounting executives or persons performing similar functions, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with U.S. GAAP.  Other than as disclosed in the General Disclosure Package and the Prospectus, since the end of the Issuer’s most recent audited fiscal year, based on the Issuer’s most recent evaluation of its internal controls over financial reporting pursuant to Rule 13a-15(c) of the Exchange Act, there has been (i) no material weakness in the design or operation of the Issuer’s internal control over financial reporting (whether or not remediated) and (ii) no significant change in the Issuer’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Issuer’s internal control over financial reporting.  The Issuer maintains an effective system of “disclosure controls and procedures” (as defined in Rule 13a-15(e) of the Exchange Act) that are designed to ensure that information required to be disclosed by the Issuer in reports that it files, furnishes or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms.

(xxxviii)               [Reserved.]

(xxxix)                     Neither the Issuer nor any of its subsidiaries is and, after giving effect to the offering and sale of the Offered Securities and the Additional Securities, none of them will be required to register as (A) an “investment company” as defined in the Investment Company Act of 1940, as amended, and the rules and regulations thereunder or (B) a “business development company” (as defined in Section 2(a)(48) of the Investment Company Act of 1940, as amended).

(xl)                                          The Issuer is not, and during the past three (3) years neither the Issuer nor any of its predecessors was, (A) a “blank check company” (as defined in Rule 419(a)(2) under the Act); (B) a “shell company,” other than a “business combination related shell company” (each as defined in Rule 405 under the Act) or (C) an “issuer for an offering of penny stock” (as defined in Rule 3a51-1 of the Exchange Act).

(xli)                                       [Reserved.]

(xlii)                                    The Issuer and its subsidiaries have filed all applicable tax returns that are required to be filed or have requested extensions thereof and have paid all taxes (including interest and penalties in respect of taxes) required to be paid by them to the extent due and payable, except for any such taxes, interest or penalties that are currently being contested in good faith and for which appropriate reserves have been established in accordance with U.S. GAAP, and except in each case (A) as would not (singly or in the aggregate) have a Material

Adverse Effect and (B) as set forth in the General Disclosure Package or the Prospectus.

(xliii)                                 There is and has been no material failure on the part of the Issuer, any of its subsidiaries or any of the Issuer’s or such subsidiaries’ respective directors or officers, in their capacities as such, to comply with any applicable provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith, including Section 402 relating to loans and Sections 302 and 906 relating to certifications.

(xliv)                                Neither the Issuer nor any of its subsidiaries, nor any director or officer of the Issuer or its subsidiaries, nor, to the knowledge of the Issuer, any employees, agents or controlled affiliates (as defined in Rule 501(b) of Regulation D under the Act and, for the avoidance of doubt, not including the Counterparty) of the Issuer or its subsidiaries or anyone acting on their behalf, is currently the subject of any sanctions administered or enforced by the U.S. government (including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State and including, without limitation, the designation as a “specially designated national” or “blocked person”), the United Nations Security Council, the European Union or Her Majesty’s Treasury or other relevant sanctions authority (collectively, “Sanctions”), nor is the Issuer or any of its subsidiaries located, organized or resident in a country or territory that is the subject or target of Sanctions that broadly prohibit dealings with that country or territory (currently, Cuba, Iran, North Korea, Syria, and the Crimea region of the Ukraine) (each, a “Sanctioned Country”); and the Issuer and its subsidiaries will not  directly or indirectly, use any funds, or lend, contribute or otherwise make available any funds, to any subsidiary, joint venture partner or other person or entity (A) to fund or facilitate any activities of or business with any person that, at the time of such funding or facilitation, is the subject or target of any Sanctions; (B) to fund or facilitate any activities of or business in any Sanctioned Country or (C) in any other manner that will result in the imposition or violation of Sanctions by or against any person (including any person participating in the offer and sale of the Offered Securities and the Additional Securities, whether as underwriter, initial purchaser, dealer, advisor, investor or otherwise).

(xlv)                                   Neither the Issuer nor any of its subsidiaries, nor any director, officer or employee of the Issuer or its subsidiaries, nor, to the knowledge of the Issuer, any agent or other person acting for or on behalf of the Issuer or its subsidiaries or controlled affiliates (as defined in Rule 501(b) of Regulation D under the Act and, for the avoidance of doubt not including the Counterparty) of the Issuer or any of its subsidiaries has taken any action, directly or indirectly, that violated or would result in a violation by such persons of any provision of the Foreign Corrupt Practices Act of 1977, as amended (the “FCPA”), the Bribery Act 2010 of the United Kingdom (the “U.K. Bribery Act”) or other applicable anti-bribery or anti-corruption laws.  The Issuer, its subsidiaries and, to the knowledge of the Issuer, its controlled affiliates (as defined in Rule 501(b) of Regulation D under the Act and, for the avoidance of doubt, not including the Counterparty) have instituted, maintain and enforce policies and procedures designed to achieve compliance with the FCPA and the U.K. Bribery Act and other applicable anti-bribery and anti-corruption laws.

(xlvi)                                The operations of the Issuer and its subsidiaries are and have been conducted at all times in material compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the applicable money laundering statutes of all jurisdictions where the Issuer or any of its subsidiaries conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Issuer or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Issuer, threatened.

(xlvii)                             Except as disclosed in the General Disclosure Package and the Prospectus or except as, singly or in the aggregate, would not reasonably be expected to have a Material Adverse Effect, the Issuer and its subsidiaries conduct Gaming Activities within each of the jurisdictions in which they are licensed to do so or where no such licenses are required by applicable law (collectively, the “Licensed Jurisdictions”) and do not conduct Gaming Activity outside the Licensed Jurisdictions.  Except as, singly or in the aggregate, would not reasonably be expected to have a Material Adverse Effect, with respect to Gaming Activity, the Issuer and its subsidiaries (i) maintain commercially reasonable safeguards and procedures consistent with industry standards to (a) ensure that relevant internet websites are available solely to persons who reside and are located in a Licensed Jurisdiction and (b) exclude persons who do not reside or are not located in a Licensed Jurisdiction from placing wagers on, or participating in, any of the relevant internet websites (together, the “Safeguards and Procedures”) and (ii) implement such Safeguards and Procedures prior to launching any Gaming Activity and shall thereafter, at all times, monitor and maintain such Safeguards and Procedures and periodically review such Safeguards and Procedures in light of technological developments in all material respects.

(xlviii)                          [Reserved.]

(xlix)                                The statements included or incorporated by reference in the Registration Statement and the Prospectus under the heading “Tax Considerations,” insofar as they purport to constitute summaries of tax law or other laws and regulations or legal conclusions with respect thereto, fairly and accurately summarize the matters therein described. in all material respects.

(l)                                                 [Reserved.]

(li)                                              None of the Issuer or any of its subsidiaries is in violation of or default under (A) any provision of its charter or bylaws or comparable organizational and governing documents; (B) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which it is a party or bound or to which its property is subject or (C) any statute, law, rule, regulation, judgment, order or decree applicable to the Issuer or any of its subsidiaries of any court, regulatory body, administrative agency (including, without limitation, any laws, rules or regulations of the Gaming Authorities), governmental body, arbitrator or other authority having jurisdiction over the Issuer, any of its subsidiaries or of the properties of the Issuer or any of its subsidiaries, as applicable, except for, in the case of clause (A) above, with respect to any subsidiaries of the Issuer which are not Significant Subsidiaries, and in cases of clauses (B) and (C) above, such violations and defaults that would not, singly or in the aggregate, have a Material Adverse Effect.

(lii)                                           The Issuer and each of its Significant Subsidiaries, and their respective owned and leased properties, are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged, except as set forth in the General Disclosure Package and the Prospectus and for any such loss or risk that would not have a Material Adverse Effect.

(liii)                                        The Issuer and its subsidiaries have not sustained since the date of the latest audited financial statements included in the General Disclosure Package and the Prospectus any material loss or interference with their business by fire, explosion, flood or other calamity, whether or not covered by insurance, or from any court or governmental action, order or decree, except as set forth in the General Disclosure Package and the Prospectus or except for any such loss or interference that would not, singly or in the aggregate, have a Material Adverse Effect.

Any certificate signed by any officer of the Issuer and delivered to CS, the Underwriter or counsel for CS or the Underwriter in connection with the offering of the Offered Securities and the Additional Securities shall be deemed a representation and warranty by the Issuer, as to matters covered thereby, to CS and the Underwriter, as applicable.

(b)                                 The Counterparty represents and warrants to, and agrees with, the Issuer, the Underwriter and CS that:

(i)                                                 As of the Applicable Time and as of the Closing Date, neither (i) the General Disclosure Package nor (ii) any individual Issuer Free Writing Prospectus, when considered together with the Preliminary Prospectus that was filed prior to the first use of such Issuer Free Writing Prospectus, included or will include any untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

provided, however, that this representation and warranty applies only to the Counterparty Information (as defined below).

(ii)                                              As of each Hedge Prospectus Time, neither (i) any General Use Free Writing Prospectus(es) and the Prospectus as then amended or supplemented, all considered together, nor (ii) any individual Issuer Free Writing Prospectus, when considered together with the Preliminary Prospectus (if the Prospectus has not been filed with the Commission immediately prior to the time of first use of any such Issuer Free Writing Prospectus) or the Prospectus, as the case may be, in either case as then amended or supplemented immediately prior to the time of first use of any such Issuer Free Writing Prospectus, included or will include any untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty applies only to the Counterparty Information.

(iii)                                           The Counterparty Information contained in the Registration Statement and any amendment thereto, as of each Hedge Prospectus Time, the Base Prospectus and each other Preliminary Prospectus and any amendment or supplement to any of the foregoing, at the time filed with the Commission, and the Prospectus and any amendment or supplement thereto, at each Hedge Prospectus Time, contained or will contain all statements required to be stated therein by the requirements of the Act with respect to the Forward Transaction, the Counterparty and its relationship to, and transactions with, the Issuer, ownership of the Issuer’s securities and involvement in the transactions contemplated by the Forward Transaction and this Agreement and the information in the Prospectus contained under the captions “Selling Shareholder” and “Plan of Distribution—Forward Transactions,” and the Counterparty Information complied or will comply as to form in all material respects with the requirements of the Act and, to the extent the Counterparty Information purports to describe the Forward Transaction, the  Counterparty and its relationship to, and transactions with, the Issuer, ownership of the Issuer’s securities and involvement in the transactions contemplated by the Forward Transaction and this Agreement, fairly and accurately summarizes the matters described therein.  “Counterparty Information” means any information related to the Forward Transactions under paragraph 1 on the cover page and under the captions “Prospectus Supplement Summary—The Offering—Selling Shareholder”, “Prospectus Supplement Summary—The Offering—Use of Proceeds”, “Prospectus Supplement Summary—The Offering—Variable Forward Transaction”, “Selling Shareholder” (except information relating to the number of outstanding Ordinary Shares in footnotes (2), (3) and (6) thereof), and “Plan of Distribution” in the Prospectus, the number of the Offered Securities, the number of the Additional Securities, the Counterparty, and the Counterparty’s ownership of the Issuer’s securities (including in any press release issued by the Counterparty that is issued after being approved pursuant to, and in accordance with, Section 4(b)(vi) or in violation thereof and the free writing prospectus listed on Schedule III hereto).

The Registration Statement and any amendment thereto, as of each Hedge Prospectus Time, did not contain, and will not contain, any untrue statement of a material fact and did not omit, and will not omit, to state a material fact required to be stated therein or necessary to make the statements therein not misleading.  The Base Prospectus and each other Preliminary Prospectus and any amendment or supplement to any of the foregoing, at the time filed with the Commission, and the Prospectus and any amendment and supplement thereto, as of each Hedge Prospectus Time, did not contain, and will not contain, any untrue statement of a material fact, and did not omit, and will not omit, to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  Notwithstanding anything to the contrary in this clause (iii), the representations and warranties contained in this clause (iii) apply only to the Counterparty Information.  There are no contracts, documents, agreements, understandings or arrangements to which the Counterparty or a material subsidiary thereof, other than the Issuer or any subsidiary of the Issuer, is a party or which relate to the Counterparty Information, that are required to be described in the Registration Statement, the General Disclosure Package or the Prospectus or filed as exhibits to the Registration Statement by the Act or the Exchange Act which have not been so described or incorporated by reference therein or so filed.

(iv)                                          The Counterparty (including its agents and representatives, other than the Underwriter and/or CS, each in their capacity as such and, for the avoidance of doubt, excluding the Issuer and its agents and representatives) has not, directly or indirectly, prepared, used, distributed, authorized, approved or referred to, and will not prepare or distribute, authorize, approve or refer to, any offering material in connection with the offering and sale of the Offered Securities and the Additional Securities, including, without limitation, any Issuer Free Writing Prospectus or other “free writing prospectus” or “written communication” (in each case, as defined in Rule 405 under the Act) that constitutes an offer to sell or solicitation of an offer to buy the Offered Securities or the Additional Securities, other than any Preliminary Prospectus, the Prospectus, the General Use Free Writing Prospectus(es) and each Permitted Free Writing Prospectus approved in writing in advance by the Underwriter and CS in accordance with Section 4(a)(ii).

(v)                                             The Counterparty has been duly formed and is validly existing as a società per azioni organized under the laws of Italy, with power and authority (corporate or other) to own its assets and conduct its business; and the Counterparty is duly qualified to transact business and is in good standing (where such concept exists) in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification except to the extent that the failure to be so qualified or to be in good standing (where such concept exists) would not reasonably be expected to have a material adverse effect on the condition (financial or otherwise), earnings, business or properties of the Counterparty and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business or a material adverse effect on the power or ability  of the Counterparty to perform its obligations hereunder or the ability of the Underwriter or CS to sell the Offered Securities or CS to sell the Additional Securities (a “Counterparty Material Adverse Effect”). No steps have been taken by the Counterparty or, to the knowledge of the Counterparty, taken or threatened by a third party for its winding up, dissolution or insolvency under the laws of Italy.

(vi)                                          [Reserved.]

(vii)                                       Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, there are no contracts, agreements or understandings between the Counterparty and any person that would give rise to a valid claim against the Issuer or the Underwriter or CS for a brokerage commission, finder’s fee or other like payment.

(viii)                                    This Agreement has been duly authorized, executed and delivered by or on behalf of the Counterparty.  The Counterparty has full right, power and authority to perform its obligations hereunder.

(ix)                                          No consent, approval, authorization or order of, or filing with, any U.S. federal, state, local or tribal, English, Italian or other non-U.S. governmental entity or agency (including, without limitation, any laws, rules or regulations of the Gaming Authorities) or body or any court is required to be obtained or made by the Counterparty for the performance by the Counterparty of its obligations under this Agreement in connection with the offer and sale of the Offered Securities and the Additional Securities, except (A) such filings as may be required under the Act; (B) such filings as relate to the review of the transactions by the FINRA; (C) such filings as may be required under applicable state securities or blue sky laws; (D) such filings as may be required under the New York Stock Exchange rules; (E) such other consents, approvals, authorizations, orders or filings as have been obtained or made and (F) any consent, approval, authorization or order of, or filing the failure of which to be made will not have a Counterparty Material Adverse Effect or a material adverse effect on the ability of the Underwriter or CS to enforce their rights hereunder.

(x)                                             The execution, delivery and performance of this Agreement by the Counterparty and the consummation of the transactions herein contemplated do not and will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, (A) any provision of applicable law or any judgment, order or decree of any governmental body, agency (including, without limitation, any laws, rules or regulations of the Gaming Authorities) or court having jurisdiction over the Counterparty or any of its material subsidiaries; (B) any agreement or other instrument binding upon the Counterparty or any of its material subsidiaries or (C) the statute, charter, by-laws, memorandum and articles of association, declaration of trust, trust agent or similar organizational documents of the Counterparty or any of its material subsidiaries, except in the case of clauses (A) and (B), such contravention that would not, singly or in the aggregate, have a Counterparty Material Adverse Effect or a material adverse effect on the ability of the Underwriter or CS to enforce their rights hereunder; provided, however, that the Counterparty makes no such representation with respect to the Issuer or any subsidiary of the Issuer.

(xi)                                          The Counterparty has not taken, nor will it take during the Effectiveness Period, and to its knowledge, none of its affiliates (within the meaning of Rule 144 under the Act and not including the Issuer or any subsidiary of the Issuer) has taken, directly or indirectly, any action designed to cause or result in, or which constitutes or which might reasonably be expected to constitute, the stabilization or manipulation of the price of the Ordinary Shares to facilitate the sale or resale of the Offered Securities or the Additional Securities; provided, however, that the Counterparty makes no representation or warranty in this clause (xi) with respect to the Issuer or any subsidiary of the Issuer.

(xii)                                       The Counterparty does not know of any material event or occurrence with respect to the Counterparty Information required to be disclosed in the Registration Statement, the General Disclosure Package or the Prospectus that is not so disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, and the Counterparty’s decision to enter into the Forward Transaction, and to consummate the transactions described in the Registration Statement, the General Disclosure Package or the Prospectus and the transactions contemplated by the Forward Transaction and this Agreement, was not based on or prompted by any material non-public information concerning the Issuer or its subsidiaries or the Ordinary Shares or the business, operations or prospects of the Issuer.

(xiii)                                    [Reserved.]

(xiv)                                   The Counterparty does not know of any legal or governmental proceeding pending relating to the Counterparty, this Agreement, the Forward Transaction or the transactions contemplated hereby or thereby; and to the Counterparty’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others.

(xv)                                      There are no stamp or other issuance or transfer taxes or duties or other similar fees or charges required to be paid to the U.S., the United Kingdom or Italy or any political subdivision or taxing authority thereof or therein (A) in connection with the sale or delivery of the Offered Securities and the Additional Securities pursuant to, or in connection with, this Agreement or (B) in connection with the execution and delivery of this Agreement, but excluding with respect to Italy (I) in case this Agreement, or the transactions documents contemplated hereby, are voluntarily registered or filed with any public body or any court in connection with the performance of any administrative functions (in Italian “caso d’uso”) or are enunciated (i.e. mentioned or in any way referred to) in any other document entered into between the same parties and filed for any reason with the registration tax office (in Italian “enunciazione”) in Italy, (x) a registration tax ranging from €200 to a rate not exceeding three per cent (3%) on any amount due under the Forward Transaction or this Agreement, or the transactions documents contemplated thereby or hereby and (y) stamp duties at a nominal rate (currently €16 per foolscap sheet) and (II) in case this Agreement, or the transactions documents contemplated hereby, are enforced in Italy either by way of a direct court judgment or an exequatur of a judgment rendered outside Italy, (x) a registration tax at a rate not exceeding three per cent (3%) on any amount awarded under the judgment and (y) a registration tax at a rate of up to three per cent (3%) on any amount due under the this Agreement, or the transactions documents contemplated thereby or hereby, if the judgment refers to this Agreement, or the transactions documents contemplated thereby or hereby; provided, however, that it is entered into between the same parties to which the judgment is rendered and this Agreement, or the transactions documents contemplated thereby or hereby have not been previously registered.

3.                                      Purchase, Sale and Delivery of the Offered Securities.  On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, (i) CS agrees to sell to the Underwriter, and the Underwriter agrees to purchase from CS, at a purchase price of $28.25 per share, the numbers of the Offered Securities set forth opposite the name of the Underwriter in Schedule I hereto and (ii) in connection therewith, the Counterparty agrees to pay the Underwriter’s fees and commissions in the amount of 3% of the aggregate purchase price of the Offered Securities purchased pursuant to this Section 3.

The Offered Securities to be purchased by the Underwriter hereunder, in book-entry form, in such authorized denominations and registered in such names as the Underwriter may request upon at least forty-eight hours’ prior notice to CS, shall be delivered by or on behalf of CS to the Underwriter, through the facilities of the Depository Trust Company, for the account of the Underwriter, against payment by or on behalf of CS of the purchase price therefor by wire transfer of Federal (same-day) funds to the account(s) specified by CS to the Underwriter at least forty-eight hours in advance.  The time and date of such delivery and payment for the Offered Securities shall be 9:00 a.m., New York City time, on May 25, 2018, or at such other place or time not later than seven full business days thereafter as the Underwriter, the Counterparty and CS determine, such time being herein referred to as the “Closing Date,”

For purposes of Rule 15c6-1 under the Exchange Act, the Closing Date shall be the settlement date for payment of funds and delivery of securities for all the Offered Securities sold pursuant to the offering.

4.                                      Certain Agreements of the Issuer, CS and the Counterparty

(a)                                 The Issuer agrees with the Underwriter, CS and the Counterparty that:

(i)                                                 The Issuer will (A) prepare and timely file (and advise the Underwriter, CS and the Counterparty promptly of such filing) with the Commission, under Rule 424(b) under the Act (without reliance on Rule 424(b)(8) under the Act), a Prospectus in a form approved by the

Underwriter, CS and the Counterparty, containing information previously omitted at the time of effectiveness of the Registration Statement in reliance on Rule 430A, 430B or 430C under the Act; (B) not file any amendment to the Registration Statement or distribute or file an amendment or supplement to the General Disclosure Package or the Prospectus, including (i) any Current Report on Form 6-K, or amendment to a prior Current Report on Form 6-K, that is incorporated by reference therein (to the extent such Current Report on Form 6-K contains quarterly financial information and/or pro forma information or other updated and/or amended or supplemented financial or pro forma information to the previous financial and/or pro forma financial information incorporated therein, or contains any other material information, but not including other Current Reports on Form 6-K) or (ii) any Annual Report on Form 20-F, or any amendment to a prior Annual Report on Form 20-F, of which the Underwriter, CS and the Counterparty shall not previously have been advised and furnished with a copy or to which the Underwriter, CS or the Counterparty shall have reasonably objected in writing or which is not in compliance with the Act or the Exchange Act and (C) file and/or furnish, as applicable, on a timely basis, all reports required to be filed or furnished, as the case may be, by the Issuer with the Commission, in the case of clauses (A), (B) and (C), subsequent to the date of the Prospectus and prior to the earlier of (a) September 28, 2018; provided, however, that such date shall be extended by the number of days in the Interruption Period (as defined below), if any, and (b) the latest of (1) the termination of the initial offering of the Offered Securities by the Underwriter and the Additional Securities by CS; (2) the first date when a prospectus (or, in lieu thereof, the notice required under Rule 173(a) under the Act) is no longer required to be delivered by the Underwriter, CS or any other dealer in connection with all offers and resales of the Offered Securities and the Additional Securities and (3) the date when all of the Offered Securities and the Additional Securities have been sold by the Underwriter and CS (any such date in the period from the date hereof through the earlier of any such date in (a) or (b), the “Effectiveness Period”).  For purposes of this Agreement, “Interruption Period” means (i) any period of time when the Registration Statement or either the General Disclosure Package or the Prospectus, in each case as then amended and/or supplemented, is not current, available and usable for the public offer and sale of the Offered Securities and the Additional Securities or the public offer and sale of the Offered Securities or the Additional Securities is otherwise not permitted, in each case as contemplated hereby and the Registration Statement and (ii) any period of time commencing on the earlier of (A) the date the Underwriter, CS or the Counterparty become aware of any event of the kind described in Section 4(a)(iii)(C), 4(a)(iii)(D) or 4(a)(iv) or make the determination referred to in Section 4(a)(ix)(B) or 4(a)(x)(B), and (B) the receipt of any notice from the Issuer of the occurrence of any event of the kind described in Section 4(a)(iii)(C), 4(a)(iii)(D) or 4(a)(iv) or that it has made the determination referred to in Section 4(a)(ix)(A) or 4(a)(x)(A) (including for the avoidance of doubt, during any Postponement (as defined below), if any), and in each case, such Interruption Period shall continue until the Underwriter, CS and the Counterparty receive copies of the amended and supplemented General

Disclosure Package and/or Prospectus, as the case may, be and/or until the Underwriter, CS and the Counterparty are advised in writing by the Issuer that the Registration Statement, as then amended, is effective and/or the use of the Registration Statement, the General Disclosure Package and/or the Prospectus, as then amended or supplemented, as applicable, may be resumed, and have received copies of any amended Registration Statement or amended or supplemented General Disclosure Package and/or Prospectus and/or any additional or supplemental filings which are incorporated, or deemed to be incorporated, by reference in the foregoing.  Subject to the other provisions of this Section 4(a)(i), the Issuer will (x) use commercially reasonable efforts to cause the Registration Statement, the General Disclosure Package and the Prospectus to be available in accordance with the methods of distribution contemplated hereby and (y) use commercially reasonable efforts to keep the Registration Statement continuously effective (in the case of the Registration Statement) and usable for the resale of the Offered Securities and the Additional Securities during the Effectiveness Period.

(ii)                                              The Issuer will (A) not make any offer relating to the Offered Securities or the Additional Securities that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus” or “written communication” (in each case, as defined in Rule 405 under the Act) required to be filed by the Issuer with the Commission or retained in the Issuer’s records pursuant to Rule 433 under the Act unless the Underwriter and CS consent to its use in writing prior to first use (each, a “Permitted Free Writing Prospectus”); provided, however, that the prior written consent of the Underwriter and CS hereto shall be deemed to have been given in respect of the General Use Free Writing Prospectus(es) included in Schedule III hereto; (B) treat each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus; (C) comply in all respects with the requirements of Rules 163, 164 and 433 under the Act applicable to any Issuer Free Writing Prospectus, including the requirements relating to timely filing with the Commission, legending and record keeping and (D) not take any action that would result in the Underwriter, the Issuer, CS or the Counterparty being required to file with the Commission pursuant to Rule 433(d) under the Act a “free writing prospectus” (as defined in Rule 405 under the Act) prepared by or on behalf of the Underwriter, CS or the Counterparty that the Underwriter, CS or the Counterparty otherwise would not have been required to file thereunder.

(iii)                                           The Issuer will advise the Underwriter, CS and the Counterparty promptly (A) when any post-effective amendment to the Registration Statement or any new registration statement relating to the Offered Securities or the Additional Securities shall have become effective, or any supplement to the Prospectus shall have been filed, including as a result of (i) any Current Report on Form 6-K, or amendment to a prior Current Report on Form 6-K, that is incorporated by reference therein (to the extent such Current Report on Form 6-K contains quarterly financial information and pro forma information or other updated and/or amended or supplemented financial or pro forma information to the previous financial and/or pro forma financial information incorporated therein, or contains any other material information but not including other Current Reports on Form 6-K) or (ii) any Annual Report on Form 20-F, or any amendment to a prior Annual Report on Form 20-F, (B) of the receipt of any comments on the Registration Statement or any new registration statement relating to the Offered Securities or the Additional Securities from the Commission, (C) of any request of the Commission for amendment of the Registration Statement or the filing of a new registration statement or any amendment or supplement to the General Disclosure Package or the Prospectus or any document incorporated by reference therein or otherwise deemed to be a part thereof or for any additional information, and (D) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any such new registration statement or any order preventing or suspending the use of any Preliminary Prospectus, any Issuer Free Writing Prospectus or the Prospectus, or of the institution of any proceedings for that purpose or pursuant to Section 8A of the Act.  Notwithstanding the foregoing, the Issuer will be deemed to have advised the Underwriter, CS and the Counterparty if the Issuer has filed such reports with the Commission via the EDGAR filing system and such reports promptly become publicly available. The Issuer will use commercially reasonable efforts to prevent the issuance of any such order and to obtain as soon as possible the lifting thereof, if issued.

(iv)                                          If, at any time during the Effectiveness Period, the Issuer receives from the Commission a notice pursuant to Rule 401(g)(2) under the Act or otherwise ceases to be eligible to use the automatic shelf registration statement form, the Issuer will (A) promptly notify the Underwriter, CS and the Counterparty, (B) promptly file a new registration statement or post-effective amendment on the proper form relating to the Offered Securities and the Additional Securities, in a form reasonably satisfactory to the Underwriter and CS, (C) use commercially reasonable efforts to cause such registration statement or post-effective amendment to be declared effective as soon as practicable (if such filing is not otherwise effective immediately pursuant to Rule 462 under the Act), and (D) promptly notify the Underwriter, CS and the Counterparty of such effectiveness.  References herein to the Registration Statement relating to the Offered Securities and the Additional Securities shall include such new registration statement or post-effective amendment, as the case may be.

(v)                                             The Issuer agrees to pay the required filing fees to the Commission relating to the Offered Securities and the Additional Securities within the time required by Rule 456(b)(1) under the Act without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) under the Act.

(vi)                                          The Issuer will cooperate with the Underwriter and CS in endeavoring to qualify the Offered Securities and the Additional Securities for sale under the securities laws of such jurisdictions as the Underwriter and CS may reasonably request in writing and will make such applications, file such documents and furnish such information as may be reasonably required for that purpose; provided, however, that the Issuer shall not be required to (x) qualify as a foreign corporation or other entity or as a dealer in securities in any jurisdiction where it is not now so qualified, (y) to file a general consent to service of process in any jurisdiction where it is not now so required to file such a consent or (z) subject itself to taxation in any such jurisdiction if it is not now so subject.  The Issuer will, from time to time, prepare and file such statements, reports and other documents, as are or may be required to continue such qualifications in effect during the Effectiveness Period.

(vii)                                       The Issuer will deliver to the Underwriter, CS and the Counterparty as many copies of any Preliminary Prospectus or any Issuer Free Writing Prospectus as the Underwriter, CS and the Counterparty may reasonably request.  The Issuer will deliver to the Underwriter, CS and the Counterparty, at any time during the Effectiveness Period, as many copies of the Prospectus, including the documents incorporated by reference therein, in final form, or as thereafter amended or supplemented, as the Underwriter, CS or the Counterparty may reasonably request.  The Issuer will deliver to the Underwriter, CS and the Counterparty such number of copies of the Registration Statement (including such number of copies of the exhibits filed therewith that may reasonably be requested), including documents incorporated by reference therein, and of all amendments thereto, as the Underwriter, CS and the Counterparty may reasonably request.

(viii)                                    Through the Effectiveness Period, and subject to the other provisions of this Agreement, the Issuer will comply with the Act in all material respects as is necessary to permit the completion of the offer and sale of the Offered Securities and the Additional Securities as contemplated hereby, including filing any new registration statement or post-effective amendment, as the case may be, required as a result of the receipt of a notice under Rule 401(g)(2) under the Act because the Issuer has otherwise become ineligible to use the Registration Statement or an automatic registration statement or otherwise.

(ix)                                          If, at any time during the Effectiveness Period, any event shall occur (including, for the avoidance of doubt, information relating to financial results) as a result of which, (A) in the judgment of the Issuer or (B) in the reasonable opinion of the Underwriter, CS or the Counterparty, it becomes necessary to amend or supplement the Registration Statement or the Prospectus in order to make the statements therein (in the light of the circumstances existing at the time the Prospectus is delivered to a purchaser, in the case of the Prospectus), not misleading, or if it is necessary at any time to amend or supplement the Prospectus to comply with any law, the Issuer will promptly notify the Underwriter, CS and the Counterparty (in the case of clause (A)) and either (x) prepare as soon as reasonably practicable and file with the Commission an appropriate amendment to the Registration Statement and/or supplement to the Prospectus or (y) prepare as soon as reasonably practicable and file with the

Commission an appropriate filing under the Exchange Act that shall be incorporated by reference in the Prospectus and the Registration Statement so that the Prospectus and the Registration Statement as so amended or supplemented will not, in the light of the circumstances when it is so delivered, be misleading, or so that the Prospectus and the Registration Statement will comply with the law; provided, however, that, in either case, the Issuer may postpone the preparation and filing of such amendment or supplement if the disclosure of such information would materially impede, delay or interfere with any material transaction then pending or proposed to be undertaken by the Issuer or if the Issuer otherwise determines in good faith that the disclosure of such information would not be in its best interests (it being understood that any disclosure of financial results prior to a regularly scheduled earnings release is not in the Issuer’s best interests) (any such postponement, a “Postponement”).

(x)                                             If the General Disclosure Package is being used to solicit offers to buy the Offered Securities or the Additional Securities at a time when the Prospectus is not yet available to prospective purchasers and any event shall occur as a result of which (A) in the judgment of the Issuer or (B) in the reasonable opinion of the Underwriter or CS, it becomes necessary to amend or supplement the General Disclosure Package in order to make the statements therein, in the light of the circumstances, not misleading, or to make the statements therein not conflict with the information contained in the Registration Statement then on file, or if it is necessary at any time to amend or supplement the General Disclosure Package to comply with any law, the Issuer will promptly notify the Underwriter, CS and the Counterparty (in the case of clause (A)) and either (i) prepare as soon as reasonably practicable, file with the Commission (if required) and furnish to the Underwriter and CS an appropriate amendment or supplement to the General Disclosure Package or (ii) prepare as soon as reasonably practicable and file with the Commission an appropriate filing under the Exchange Act that shall be incorporated by reference in the General Disclosure Package so that the General Disclosure Package as so amended or supplemented will not, in the light of the circumstances, be misleading or conflict with the Registration Statement then on file, or so that the General Disclosure Package will comply with law; provided, however, that, in either case, the Issuer may postpone the preparation and filing of such amendment or supplement in connection with a Postponement.

(xi)                                          The Issuer will pay all expenses incidental to the performance of or compliance with this Agreement, including, without limiting the generality of the foregoing, the following:  accounting fees of the Issuer, the fees and disbursements of counsel for the Issuer (but not the fees and disbursements of counsel for the Underwriter or CS, except as described below); the cost of printing and delivering to, or as requested by, the Underwriter and CS copies of the Registration Statement, any Preliminary Prospectuses, any Issuer Free Writing Prospectuses, any General Use Free Writing Prospectuses and the Prospectus (including all exhibits, amendments and supplements thereto); the filing fees and expenses (including legal fees and disbursements) incident to securing any required review by FINRA of the terms of the sale of the Offered

Securities and the Additional Securities; the fees and expenses incurred in connection with the registration or qualification and determination of eligibility for investment of the Ordinary Shares under the state or foreign securities or blue sky laws of such jurisdictions as the Underwriter or CS may reasonably designate as described herein (including up to $5,000 of related reasonable and documented fees and expenses of counsel for the Underwriter and CS in the aggregate); the cost of preparing stock certificates; the cost and charges of any transfer agent and any registrar; all expenses and application fees related to the listing of the Offered Securities and the Additional Securities on the New York Stock Exchange; and its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties).

The Issuer agrees that, until the end of the Effectiveness Period (and, for the avoidance of doubt, not during any Postponement),

(A) on each date on which the Registration Statement or the Prospectus is amended or supplemented after the Closing Date, including as a result of (1) any Current Report on Form 6-K, or amendment to a prior Current Report on Form 6-K, that is incorporated by reference therein (to the extent such Current Report on Form 6-K contains quarterly financial information and/or pro forma information or other updated and/or amended or supplemented financial or pro forma information to the previous financial and/or pro forma financial information incorporated therein, or contains any other material information but not including other Current Reports on Form 6-K) or (2) any Annual Report on Form 20-F, or any amendment to a prior Annual Report on Form 20-F;

(B) on the first date following completion of any Interruption Period after the Closing Date; and

(C) during each of the Issuer’s fiscal quarters during the Effectiveness Period, it will use reasonable best efforts to cause to be delivered: (i) in the case of (A), (B) or (C) a certificate of the Chairman of the Board, the Chief Executive Officer, any Executive Vice President or any Senior Vice President and a principal financial or accounting officer of the Issuer in which such officers shall state in their capacities as such officers and on behalf of the Issuer that, to the best of their knowledge, the representations and warranties of the Issuer in this Agreement are true and correct on and as of such date with the same force and effect as if made on such date, with such exceptions and/or qualifications as shall be necessary on such date, and all of such representations and warranties shall be deemed to be made by the Issuer as of such date (subject to such exceptions and/or qualifications), (ii) in the case of (B) and (C), a 10b-5 statement of Wachtell, Lipton, Rosen & Katz and (iii) in the case of (C) as of such date, the opinions to the effect set forth on Exhibit H of Wachtell, Lipton, Rosen & Katz, Macfarlanes LLP, DLA Piper, McDonald Carano, LLP, Miller Malone & Tellefson LLP and Snell & Wilmer LLP, with such exceptions and/or qualifications as shall be necessary on such date.

(xii)                                       The Issuer agrees that, until the end of the Effectiveness Period (and, for the avoidance of doubt, not during any Postponement), during each of the Issuer’s fiscal quarters, it will use reasonable best efforts to deliver each month a summary of monthly or quarter to date financial information of the Issuer typically presented to and reviewed by the Chief Executive Officer and the principal financial or accounting officer of the Issuer.

(xiii)                                    The Issuer agrees that, unless the Effectiveness Period has ended during such fiscal quarter, (1) for the Issuer’s fiscal quarter ended June 30, 2018, it will use reasonable best efforts to (A) issue an earnings release in form and substance similar to the corresponding release issued for the fiscal quarter ended June 30, 2017 and (B) cause to be delivered a letter a “comfort letter” from PricewaterhouseCoopers LLP addressed to the Underwriter and CS consistent with such letter delivered pursuant to Section 5(a)(i) and including tick and tie comfort of financial information in such earnings release; (2) for the Issuer’s fiscal quarter ended September 30, 2018 and any subsequent fiscal quarters ended during the Effectiveness Period, it will use reasonable best efforts to (A) issue an earnings release in form and substance similar to the corresponding release issued for the fiscal quarter ended September 30, 2017; (B) cause to be delivered a letter of PricewaterhouseCoopers LLP addressed to the Underwriter and CS providing tick and tie comfort of financial information in such earnings release; (C) deliver a certificate of the principal financial or accounting officer of the Issuer providing negative assurance on material changes since the financial information for the fiscal period ended March 31, 2018  and, if the letter pursuant to clause (B) is cannot be delivered, tick and tie comfort of financial information in such earnings release; and (3) for the Issuer’s fiscal year ended December 31, 2018, a “comfort letter” from PricewaterhouseCoopers LLP addressed to the Underwriter and CS consistent with such letter delivered pursuant to Section 5(a)(i).

(xiv)                                   The Issuer agrees to cause the Chief Financial Officer and the General Counsel of the Issuer to reasonably participate in telephonic due diligence sessions on a monthly basis and at any other time reasonably requested in writing by CS and the Counterparty upon the occurrence of an event or announcement material to the Issuer and its subsidiaries, taken as a whole, with the representatives of CS and the Counterparty and their and the Issuer’s respective counsel during the Effectiveness Period.

(xv)                                      For a period of 60 days after the date hereof, the Issuer will not (A) offer, pledge, sell, contract to sell, sell any option or warrant to purchase or otherwise transfer or dispose of, directly or indirectly, or file with the Commission a registration statement under the Act relating to, any Ordinary Shares or any securities convertible into or exercisable or exchangeable for Ordinary Shares, or publicly disclose the intention to make any offer, sale, pledge, disposition or filing or (B) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Ordinary Shares or any such other securities, whether any such transaction described in clause (A) or (B) above is to be settled by delivery of Ordinary Shares or such other securities, in cash or otherwise, without the prior written consent of the Underwriter and CS, other than the Ordinary Shares to be sold hereunder and any shares of stock of the Issuer issued upon the exercise of options granted under terms of any employee plan, benefit or compensation arrangement or employment agreement described in the Registration Statement, the General Disclosure Package and the Prospectus.

(b)                                 The Counterparty agrees with the Underwriter, CS and the Issuer that:

(i)                                                 The Counterparty will pay (X) all expenses incidental to the performance of or compliance with the obligations of the Counterparty under this Agreement, including, without limiting the generality of the foregoing, the fees and disbursements of counsel for the Counterparty and (Y) any transfer, documentary, stamp or similar taxes applicable (A) in connection with the sale or delivery of the Offered Securities and the Additional Securities pursuant to, or in connection with this Agreement or (B) in connection with the execution and delivery of this Agreement.

(ii)                                              The Counterparty will indemnify and hold harmless the Underwriter, CS and the Issuer against any transfer, documentary, stamp or similar tax, including any interest and penalties, on the sale of the Offered Securities and the Additional Securities pursuant to this Agreement and on the execution and delivery of this Agreement.  All payments to be made by the Counterparty hereunder shall be made without withholding or deduction for or on account of any present or future taxes, duties or governmental charges whatsoever unless the Counterparty is compelled by law to deduct or withhold such taxes, duties or charges.  In that event, the Counterparty shall pay such additional amounts as may be necessary in order that the net amounts received after such withholding or deduction shall equal the amounts that would have been received if no withholding or deduction had been made.

(iii)                                           The Counterparty agrees that, without the prior written consent of the Underwriter and CS, it will not, during the period ending 60 days after the date hereof; (1) offer, pledge, sell, contract to sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any Ordinary Shares or any securities convertible into or exercisable or exchangeable for Ordinary Shares (including without limitation, Ordinary Shares or such other securities which may be deemed to be beneficially owned by it in accordance with the Exchange Act and securities which may be issued upon exercise of a stock option or warrant), or publicly disclose the intention to make any offer, sale, pledge or disposition; (2) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Ordinary Shares or such other securities, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Ordinary Shares or such other securities, in cash or otherwise or (3) make any demand for or exercise any right with respect to the registration of any Ordinary Shares or any security convertible into or exercisable or exchangeable for Ordinary Shares without the prior written consent of the Underwriter and CS, in each case other than the Ordinary Shares underlying the Forward Transaction

In furtherance of the foregoing, the Issuer, and any duly appointed transfer agent for the registration or transfer of the securities described herein, are hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this Agreement.

(iv)                                          The Counterparty will advise the Underwriter, CS and the Issuer promptly and, if requested by the Underwriter or CS, will confirm such advice in writing, at any time until the end of the Effectiveness Period, of any material change in, or material omission from, information in the Registration Statement, the General Disclosure Package or the Prospectus relating to the Counterparty Information.

(v)                                             The Counterparty agrees that, at any time until the end of the Effectiveness Period (A) on each date on which the Registration Statement or the Prospectus is amended or supplemented (other than by the filing with the Commission of a document which is incorporated by reference therein that does not contain any Counterparty Information after the date hereof), and (B) at least once during each of the Issuer’s fiscal quarters during the Effectiveness Period, it will deliver, or cause to be delivered, upon, in the case of clause (B) of this sentence, reasonable notice to CS, supplemental opinions, certificates and letters confirming as of such date, the opinions, certificates and letters delivered on the Closing Date pursuant to Section 5 of Shearman & Sterling LLP and Ludovici Piccone & Partners; provided, however, that the opinion delivered by Shearman & Sterling LLP and Ludovici Piccone & Partners pursuant to clause (viii) of Section 5 shall be updated to the extent there are material changes to the items addressed therein after the Closing Date.  All of the representations and warranties made by the Counterparty pursuant to this Agreement shall be deemed to be made by the Counterparty as of such date with such qualifications and/or exceptions as shall be necessary on such date (as communicated in writing by Counterparty to CS and the Underwriter)

(vi)                                          Unless the Issuer, the Underwriter and CS approve in writing prior to first use, the Counterparty will not make any offer relating to the Offered Securities or the Additional Securities that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus” or “written communications” (in each case, as defined in Rule 405 under the Act), other than any Preliminary Prospectus, the Prospectus, the General Use Free Writing Prospectus(es) and each Permitted Free Writing Prospectus approved in writing in advance by the Underwriter and CS in accordance with Section 4(a)(ii).

(c)                                  Until the end of the Effectiveness Period, the Underwriter and CS, severally, and not jointly, will notify the Issuer and the Counterparty promptly when (i) no Offered Securities or the Additional Securities remain to be sold by them pursuant to this Agreement; (ii) the offering of the Offered Securities or the Additional Securities is otherwise terminated by them; (iii) they become aware of any event of the kind described in Section 4(a)(iii)(C), 4(a)(iii)(D) or 4(a)(iv) or they make a determination that it is necessary to amend or supplement the Registration Statement or the Prospectus pursuant to Section 4(a)(ix)(B) or 4(a)(x)(B).  The Underwriter shall notify the Issuer and the Counterparty in writing upon the termination of the Effectiveness Period.

(d)                                 Until the end of the Effectiveness Period, the Underwriter, CS and the Counterparty, severally, and not jointly, agree that they will suspend offers and sales of the Offered Securities and the Additional Securities with the delivery of a Prospectus upon receipt by them of written notice from the Issuer of any Interruption Period until they are advised in writing by the Issuer that the offering and sales of the Offered Securities and the Additional Securities under the Registration Statement may be resumed.

5.                                      Conditions of the Obligations of the Underwriter and CS

(a)                                 The obligations of (y) the Underwriter to purchase and pay for the Offered Securities on the Closing Date and (z) CS hereunder to sell and deliver the Offered Securities to the Underwriter on the Closing Date shall be subject to the accuracy of the representations and warranties on the part of the Issuer, CS (solely in respect of (y)), and the Counterparty herein and to the following additional conditions precedent:

(i)                                                 The Underwriter and CS shall have received “comfort” letters, in form and substance reasonably satisfactory to those entities, from PricewaterhouseCoopers LLP, the independent public accountants of the Issuer, dated as of the date hereof and the Closing Date, addressed to the Underwriter in form and substance satisfactory to the Underwriter’s and CS’s counsel.

(ii)                                              The Registration Statement and all post-effective amendments thereto shall have become effective and the Prospectus and each Issuer Free Writing Prospectus required to be filed, shall have been filed as required by Rule 424(b) under the Act (without reliance on Rule 424(b)(8)), 430A, 430B, 430C or 433 under the Act, as applicable, within the time periods prescribed by, and in compliance with, the Act, and any request of the Commission for additional information (to be included in the Registration Statement, the Prospectus or otherwise) shall have been disclosed to the Underwriter and CS and complied with to their reasonable satisfaction.  No stop order suspending the effectiveness of, or preventing or suspending the use of, the Registration Statement, as amended from time to time, or the Prospectus or any Issuer Free Writing Prospectus or any Issuer Free Writing Prospectus or any amendment or supplement to any of the foregoing shall have been issued and no proceedings for that purpose or pursuant to Section 8A under the Act shall have been taken or, to the knowledge of the Issuer, the Underwriter or CS, shall be contemplated or threatened by the Commission, and no injunction, restraining order or order of any nature by any Federal or state court of competent jurisdiction shall have been issued as of any Closing Date which would prevent the issuance of the Offered Securities or the Additional Securities.

(iii)                                           Subsequent to the Applicable Time, there shall not have occurred any (A) change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), earnings, business or properties of the Issuer and its subsidiaries taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the General Disclosure Package, the effect of which is, in the sole judgment of either the Underwriter or CS, so material and adverse as to make it impractical or inadvisable to proceed with the public offering, sale or delivery of the Offered Securities; (B) decrease in the rating of any of the Issuer’s securities by any “nationally recognized statistical rating organization” (as defined under Section 3(a)(62) the Exchange Act) or any notice given of any intended or potential decrease in any such rating or of a possible change in any such rating that does not indicate the direction of the possible change; (C) change in U.S. or international financial, political or economic conditions or currency exchange rates or exchange controls as would, in the judgment of either the Underwriter or CS, be likely to prejudice materially the success of the proposed issue, sale or distribution of the Offered Securities or the Additional Securities, whether in the primary market or in respect of dealings in the secondary market; (D) suspension or material limitation of trading in securities generally on the New York Stock Exchange or any establishment of minimum prices on such exchange; (E) suspension of trading of any securities issued or guaranteed by the Issuer on any exchange or in any over-the-counter market; (F) declaration of a general banking moratorium on commercial banking activities by the U.S. federal, the State of New York, the United Kingdom or Italy or (G) outbreak or escalation of hostilities, declaration by the U.S., the United Kingdom, or Italy of a national emergency or war or other calamity or crisis the effect of which on financial markets is such as to make it, in the sole judgment of either the Underwriter or CS, impractical or inadvisable to proceed with the offering or delivery of the Offered Securities as contemplated hereby.

(iv)                                          The Underwriter and CS shall have received an opinion letter and 10b-5 statement, dated the Closing Date, of Wachtell, Lipton, Rosen & Katz, U.S. counsel for the Issuer, in the form attached hereto as Exhibit A.

(v)                                             The Underwriter and CS shall have received an opinion letter, dated the Closing Date, of Macfarlanes LLP, English counsel for the Issuer, in the form attached hereto as Exhibit B.

(vi)                                          The Underwriter and CS shall have received an opinion letter, dated the Closing Date, of DLA Piper, Italian counsel for the Issuer, in the form attached hereto as Exhibit C.

(vii)                                       The Underwriter and CS shall have received opinion letters, dated the Closing Date, of (a) McDonald Carano, LLP, (b) Miller Malone & Tellefson LLP and (c) Snell & Wilmer LLP, gaming counsels to the Issuer, in the forms attached as Exhibit D(i), D(ii) and D(iii) respectively hereto with respect to the Gaming Authorities listed in Schedule  IV.

(viii)                                    The Underwriter, CS and the Issuer shall have received opinion letters, dated the Closing Date, of Shearman & Sterling LLP, U.S. and Italian counsel for the Counterparty, in the forms attached hereto as Exhibit E(i) and E(ii).

(ix)                                          The Underwriter and CS shall have received an opinion letter, dated the Closing Date, of Christopher Spears, General Counsel for the Issuer, in the form attached hereto as Exhibit F.

(x)                                             The Underwriter and CS shall have received an opinion, dated the Closing Date, of Ludovici Piccone & Partners, tax counsel for the Counterparty, in the form attached hereto as Exhibit G.

(xi)                                          The Underwriter and CS shall have received from Cleary Gottlieb Steen & Hamilton LLP, U.S. counsel for the Underwriter, such opinion or opinions and 10b-5 statement, dated the Closing Date, with respect to the Registration Statement, the General Disclosure Package and other related matters as the Underwriter may require, and the Counterparty and the Issuer shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters.

(xii)                                       The Underwriter and CS shall have received a certificate, dated the Closing Date, of the Chairman of the Board, the Chief Executive Officer, any Executive Vice President or any Senior Vice President and a principal financial or accounting officer of the Issuer in which such officers state in their capacities as officers and on behalf of the Issuer that, to the best of their knowledge:  (A) the representations and warranties of the Issuer in this Agreement are true and correct on and as of the Closing Date with the same effect as if made on the Closing Date; (B) the Issuer has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date; and (C) since the date of the most recent financial statements included or incorporated by reference in the Registration Statement, General Disclosure Package and Prospectus, there has been no material adverse change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), earnings, business or properties of the Issuer and its subsidiaries taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Registration Statement, the General Disclosure Package and the Prospectus.

(xiii)                                    The Underwriter and CS shall have received a certificate, dated the Closing Date, of a managing director of the Counterparty in which such managing director, shall state in his or her capacity as such and on behalf of the Counterparty that, to the best of his or her knowledge:  (i) the representations and warranties of the Counterparty in this Agreement are true and correct on and as of the Closing Date with the same effect as if made on the Closing Date and (ii) the Counterparty has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to such Closing Date.

(xiv)                                   The Counterparty and CS shall have duly executed and delivered to each other, or succeeded to by operation of law, the final documentation relating to the Forward Transaction, including a letter agreement dated as of the date hereof confirming the terms of the Forward Transaction (the “Forward Confirmation”).

(xv)                                      All of the conditions set forth in Section 2(a) (except for the condition set forth under Section 2(a)(vi)) of the Forward Confirmation shall have been satisfied.

(xvi)                                   The Underwriter and CS shall have received on or before the date hereof executed copies of the “lock-up” agreement, each substantially in the form attached hereto as Schedule VI, from each of the shareholders of the Issuer listed on Exhibit I hereto, and each such lock-up agreement shall be in full force and effect on the Closing Date.

(xvii)                                The Underwriter and CS shall have received on and as of the Closing Date satisfactory evidence of the good standing of the Issuer and the Significant Subsidiaries in their respective jurisdictions of organization and their good standing as foreign entities in such other jurisdictions as the Underwriter and CS may reasonably request, in each case in writing or any standard form of telecommunication from the appropriate governmental authorities of such jurisdictions (where such jurisdictions provide such evidence).

(xviii)                             [Reserved.]

(xix)                                   On or prior to the Closing Date, the Issuer and the Counterparty shall have furnished to the Underwriter and CS such further certificates and documents confirming the representations and warranties, covenants and conditions herein as the Underwriter or CS may reasonably request.

(xx)                                      The Offered Securities shall have been borrowed by CS and the Offered Securities shall have been delivered to the account(s) specified by the Underwriter and been made available to the Underwriter for sale as provided hereunder.

(xxi)                                   The Underwriter and CS shall have received (i) a certificate from the Chief Financial Officer of the Issuer, reasonably acceptable to the Underwriter, dated the date hereof, and (ii) a certificate from the Chief

Financial Officer of the Issuer, reasonably acceptable to the Underwriter, dated the Closing Date.

The Counterparty and the Issuer each, severally and not jointly, agree to furnish the Underwriter and CS with such conformed copies of such customary certificates, letters and documents relating to the closing of the offering and conditions set forth above as the Underwriter and CS reasonably request.  The Underwriter may in its sole discretion waive compliance with any conditions to the obligations of the Underwriter hereunder, whether in respect of the Closing Date or otherwise.

6.                                      Indemnification and Contribution

(a)                                 The IGT Indemnitor will indemnify and hold harmless the Underwriter, CS, their respective partners, members, directors, officers, employees, agents and their respective affiliates and each person, if any, who controls the Underwriter or CS within the meaning of Section 14 of the Act or Section 20 of the Exchange Act, against any losses, claims, damages or liabilities, joint or several, to which any such person or entity may become subject, under the Act, the Exchange Act, other Federal or state law or regulation or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in any part of the Registration Statement at any time or any amendment thereto or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein not misleading or (ii) any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, in the Prospectus, in any Issuer Free Writing Prospectus, any General Use Free Writing Prospectus, any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Act, any other “free writing prospectus” or “written communication” (in each case, as defined in Rule 405 under the Act), the General Disclosure Package (or, in each case, any amendment or supplement to any of the foregoing, including the General Disclosure Package that has subsequently been amended or supplemented), at any time, or caused by any omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, and will reimburse the Underwriter, CS and each other such person or entity for any documented legal or other expenses reasonably incurred by any of them in connection with investigating or defending any such loss, claim, damage, liability or action (whether or not such person is a party thereto), whether threatened or commenced, and in connection with the enforcement of this provision with respect to any of the above as such expenses are incurred; provided, however, that the IGT Indemnitor will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission relates to Underwriter Information, CS Information or Counterparty Information.

(b)                                 The Counterparty will indemnify and hold harmless the Underwriter, CS, their respective partners, members, directors, officers, employees, agents and their respective affiliates and each person, if any, who controls the Underwriter or CS within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, against any losses, claims, damages or liabilities, joint or several, to which any such person or entity may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof)

arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in any part of the Registration Statement at any time or any amendment thereto or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein not misleading or (ii) or any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, in the Prospectus, at any time, in any Issue Free Writing Prospectus, any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Act, any other “free writing prospectus” or “written communication” (in each case, as defined in Rule 405 under the Act), or the General Disclosure Package (or, in each case, any amendment or supplement to any of the foregoing, including the General Disclosure Package that has subsequently been amended or supplemented), at any time, or caused by any omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, and will reimburse the Underwriter, CS and each other such person or entity for any documented legal or other expenses reasonably incurred by any of them in connection with investigating or defending any such loss, claim, damage, liability or action (whether or not such person is a party thereto), whether threatened or commenced, and in connection with the enforcement of this provision with respect to any of the above as such expenses are incurred; in each case, to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission relates to the Counterparty Information.

(c)                                  The Underwriter and CS will, severally and not jointly, indemnify and hold harmless the Issuer, its directors and officers, employees, agents and each person, if any, who controls the Issuer within the meaning of Section 15 of the Act, and the Counterparty, its directors and officers and each person, if any, who controls the Counterparty within the meaning of Section 15 of the Act or Section 20 of the Exchange Act against any losses, claims, damages or liabilities to which any such person or entity may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in any part of the Registration Statement at any time or any amendment thereto or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein not misleading or (ii) or any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Prospectus, at any time, in any General Use Free Writing Prospectus or the General Disclosure Package (or, in each case, any amendment or supplement to any of the foregoing, including the General Disclosure Package, as subsequently amended or supplemented), at any time, or caused by any omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Issuer specifically used herein (A) by or on behalf of the Underwriter, in the case of the Underwriter’s indemnity obligation hereunder or (B) by or on behalf of CS, in the case of CS’s indemnity obligation hereunder, specifically for use therein, and will reimburse any documented legal or other expenses reasonably incurred by the Issuer and the Counterparty in connection with investigating or defending any such loss, claim, damage, liability or action (whether or not such person is a party thereto), whether threatened or commenced, and in connection with the enforcement of this provision with respect to any of the above as such expenses are incurred; (x) it being understood and agreed upon that the only such information furnished by or on behalf of the Underwriter consists of the names of the Underwriter and the information under the third, seventh and eighth paragraphs under the caption “Underwriting” (collectively, the “Underwriter Information”) and (y) it being understood and agreed upon that the only such information furnished by or on behalf of CS consists of the name of CS (“CS Information”).

(d)                                 Promptly after receipt by an indemnified party under this Section 6 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under subsection (a), (b) or (c) above, notify the indemnifying party of the commencement thereof; but the failure to notify the indemnifying party shall not relieve it from any liability that it may have under subsection (a), (b) or (c) above except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; provided, however, that the failure to notify the indemnifying party shall not relieve it from any liability that it may have to an indemnified party otherwise than under subsection (a), (b) or (c) above.  In case any such action is brought against any indemnified party and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party).  Notwithstanding the indemnifying party’s election to appoint counsel (including local counsel) to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest; (ii) the actual or potential defendants in, or targets any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties that are different from or additional to those available to the indemnifying party; (iii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party.  It is understood and agreed that the indemnifying party shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for each of the indemnified parties, and that all such reasonable fees and expenses shall be reimbursed as they are incurred.  Any such separate firm for the Underwriter, its directors, officers, employees, agents and any control persons of the Underwriter shall be designated in writing by the Underwriter; any such separate counsel for CS, its directors, officers, employees, agents and any control persons of CS shall be designated in writing by CS; any such separate counsel for the Counterparty, its trustees, stockholders, members, directors, managers, partners, officers, employees, agents and any control person of the Counterparty shall be designated by writing by the Counterparty; and any such separate firm for the Issuer, its directors, officers, employees and any control persons of the Issuer shall be designated in writing by the Issuer.  No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement (i) includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of an indemnified party.

(e)                                  If the indemnification provided for in this Section 6 is unavailable or insufficient to hold harmless an indemnified party under subsection (a), (b) or (c) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a), (b) or (c) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Issuer, the Counterparty, CS and the Underwriter, respectively, from the offering of the Offered Securities and the Additional Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Issuer, the Counterparty, CS or the Underwriter, respectively, in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations.  The relative benefits received by the Issuer and the Counterparty, on the one hand, and the relative benefits received by CS and the Underwriter, respectively, shall be deemed to be in the same proportion as (x) in the case of the Issuer and the Counterparty, the aggregate over all Components (as defined in the Forward Confirmation) (for all Tranches (as defined in the Forward Confirmation)) of the product of the Forward Floor Price (as defined in the Forward Confirmation) for each Component and the Number of Shares (as defined in the Forward Confirmation) for each Component; (y) in the case of CS, the total net proceeds received by CS from the sale and/or resale of the Offered Securities and/or the Additional Securities, as the case may be (after deducting (A) the proceeds delivered or to be delivered by CS to the Counterparty as described in the preceding clause and (B) the cost to CS of covering their sale of the Additional Securities) and (z) in the case of the Underwriter, commissions, fees and the total net proceeds received by the Underwriter for each of the Offered Securities (after deducting the purchase price paid by the Underwriter for the Offered Securities), in each case, to the aggregate public offering price of the Offered Securities and/or the Additional Securities, as the case may be.  The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Issuer, the Counterparty, CS or the Underwriter and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission.  The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this Section 6(e) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this Section 6(e).  Notwithstanding the provisions of this Section 6(e), (i) the Underwriter shall not be required to contribute any amount in excess of the amount by which the total price at which the Offered Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which the Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission; (ii) CS shall not be required to contribute any amount in excess of the amount by which the total price at which the Offered Securities sold by it and/or the Additional Securities borrowed by it and distributed to the public, as the case may be, were offered to the public exceeds the amount of any damages which CS has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission; and (iii) the Counterparty shall not be required to contribute any amount in excess of an amount equal to the Forward Floor Price multiplied by the Number of Shares (each, as defined in the Forward Transaction).  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  CS’s obligations in this Section 6(e) to contribute are several, and not joint, amongst CS and amongst the Underwriter and the Underwriter’s obligation in this Section 6(e) to contribute are several in proportion to its respective underwriting obligations and not joint.  The Issuer, the Counterparty, CS and the Underwriter agree that it would not be just and equitable if contribution pursuant to this Section 6(e) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 6(e).  For purposes of this Section 6(e), (i) each person who controls the Underwriter or CS within the meaning of Section 15 of the Act and each partner, member, director, officer and respective affiliate of the Underwriter or CS shall have the same rights to contribution as such Underwriter or CS; (ii) each person who controls the Issuer within the meaning of Section 15 of the Act and each director and officer of the Issuer shall have the same rights to contribution as the Issuer and (iii) each person who controls the Counterparty within the meaning of Section 15 of the Act and each director and officer of the Counterparty shall have the same rights to contribution as the Counterparty, subject in each case to the applicable terms and conditions of this Section 6(e).

(f)                                   The obligations of the Issuer and the Counterparty under this Section shall be in addition to any liability which the Issuer and the Counterparty may otherwise have.

7.                                      Survival of Certain Representations and Obligations:  Certain Expenses.  If any of the conditions set forth in Section 5 are not satisfied on or prior to the Closing Date or the parties hereto breach their obligations hereunder thereafter, this Agreement and the obligations hereunder may be terminated by the Underwriter or CS.  The reimbursement, indemnification and contribution agreements contained in this Agreement and the representations, warranties and covenants in this Agreement shall remain in full force and effect regardless of (a) any termination of this Agreement; (b) any investigation made by or on behalf of any Underwriter or CS or any controlling person of the foregoing, or by or on behalf of the Issuer or its directors or officers or by or on behalf of the Counterparty or its directors or officers and (c) delivery of and payment for the Offered Securities under this Agreement and the sale of the Offered Securities and the Additional Securities.  If this Agreement is terminated pursuant to this Section 7 or if for any reason the purchase of the Offered Securities by the Underwriter is not consummated, each of the Counterparty and the Issuer shall remain responsible for the expenses to be paid or reimbursed by it pursuant to Section 4, and the respective obligations of the Issuer, the Counterparty, CS, and the Underwriter pursuant to Section 6 shall remain in effect, and if any Offered Securities have been purchased hereunder the representations and warranties in Section 2 and all obligations under Section 4 shall also remain in effect.  In addition, if the purchase of the Offered Securities by the Underwriter is not consummated for any reason, the Counterparty will reimburse the Underwriter and CS for all out-of-pocket expenses (including fees and disbursements of counsel) reasonably incurred by them in connection with the offering of the Offered Securities and the sale of the Additional Securities.

8.                                      Notices.  All communications hereunder will be in writing and, if sent to the Underwriter or CS, will be mailed, delivered or telegraphed and confirmed to the Underwriter, Credit Suisse Securities (USA) LLC, Eleven Madison Avenue, New York, NY 10010, Attention:  Stephen Gray, stephen.gray@credit-suisse.com, with a copy to:  Credit Suisse Securities (USA) LLC, Eleven Madison Avenue, New York, NY 10010, Attention:  William Brett, Facsimile:  (212) 325-8036, List.elo-equ-der@credit-suisse.com, or, if sent to the Issuer, will be mailed or delivered to it, c/o IGT Global Solutions Corporation, IGT Center, 10 Memorial Boulevard, Providence, RI 02903-1160, Attention:  General Counsel, or, if sent to the Counterparty, will be mailed, delivered or telegraphed and confirmed to it, De Agostini S.p.A., Via G. da Verrazano 15, 28100 Novara, Italy, , Attention: Manolo Santilli, E-mail: manolo.santilli@deagostini.it.

9.                                      Successors.  This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the directors, officers, executives and controlling persons referred to in Section 6, and no other person will have any right or obligation hereunder.

10.                               Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.  Delivery of an executed counterpart of a signature page to this Agreement by telecopier, facsimile or other electronic transmission (i.e., a “pdf’ or “tif’) shall be effective as delivery of a manually executed counterpart thereof.

11.                               No Advisory or Fiduciary Responsibility.  The Issuer, the Counterparty and CS acknowledge and agree that (a) the purchase and sale of the Offered Securities and the Additional Securities pursuant to this Agreement is an arm’s-length commercial transaction between the Issuer, the Counterparty and/or CS, as applicable, on the one hand, and the Underwriter, on the other; (b) in connection therewith and with the process leading to such transaction each Underwriter and CS is acting solely as a principal and not the agent or fiduciary of the Issuer or the Counterparty; (c) no Underwriter or CS has assumed an advisory or fiduciary responsibility in favor of the Issuer or the Counterparty with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter or CS has advised or is currently advising the Issuer or the Counterparty on other matters) or any other obligation to the Issuer or the Counterparty except the obligations expressly set forth in this Agreement; (d) each of the Issuer and the Counterparty has been advised that the Underwriter and CS are engaged in a broad range of transactions which may involve interests that differ from those of each of the Issuer and the Counterparty and that the Underwriter and CS have no obligation to disclose such interests and transactions to the Issuer and the Counterparty by virtue of any fiduciary, advisory or agency relationship and (e) each of the Issuer and the Counterparty has consulted its own legal and financial advisors to the extent it deemed appropriate.  Each of the Issuer and the Counterparty agrees that it will not claim that any Underwriter or CS has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Issuer or the Counterparty, in connection with such transaction or the process leading thereto.

12.                               APPLICABLE LAW.  THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS.

13.                               Jurisdiction.  Each of the Issuer and the Counterparty hereby submits to the non-exclusive jurisdiction of the Federal and state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.  The Issuer irrevocably and unconditionally waives any objection to the laying of venue of any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby in Federal and state courts in the Borough of Manhattan in The City of New York and irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such suit or proceeding in any such court has been brought in an inconvenient forum.  The Issuer irrevocably appoints IGT Global Solutions Corporation, IGT Center, 10 Memorial Boulevard, Providence, RI  02903-1160 and the Counterparty irrevocably appoints Corporation Service Company, 1180 Avenue of the Americas, Suite 210, New York, NY, 10036,  as its respective authorized agent in the Borough of Manhattan in The City of New York upon which process may be served in any such suit or proceeding.  Each of the Issuer and the Counterparty agrees that service of process upon such agent, and written notice of said service to the Issuer or  the Counterparty, as the case may be, by the person serving the same to the address provided in Section 8, shall be deemed in every respect effective service of process upon the Issuer or the Counterparty, as the case may be, in any such suit or proceeding.  Each of the Issuer and the Counterparty further agrees to take any and all action as may be necessary to maintain such designation and appointment of such agent in full force and effect for a period of seven (7) years from the date hereof.

14.                               Waiver of Immunity.  With respect to any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby, each party irrevocably waives, to the fullest extent permitted by applicable law, all immunity (whether on the basis of sovereignty or otherwise) from jurisdiction, service of process, attachment (both before and after judgment) and execution to which it might otherwise be entitled, and with respect to any such suit or proceeding, each party waives any such immunity in any court of competent jurisdiction, and will not raise or claim or cause to be pleaded any such immunity at or in respect of any such suit or proceeding, including, without limitation, any immunity pursuant to the U.S. Foreign Sovereign Immunities Act of 1976, as amended.

15.                               Currency.  The obligation of the Issuer or the Counterparty in respect of any sum due to any Underwriter or CS shall, notwithstanding any judgment in a currency other than United States dollars, not be discharged until the first business day, following receipt by such Underwriter or CS of any sum adjudged to be so due in such other currency, on which (and only to the extent that) such Underwriter or CS may in accordance with normal banking procedures purchase United States dollars with such other currency; if the United States dollars so purchased are less than the sum originally due to such Underwriter or CS hereunder, the Issuer and the Counterparty agree, severally and not jointly and notwithstanding any such judgment, to indemnify such Underwriter and CS against such loss.  If the United States dollars so purchased are greater than the sum originally due to such Underwriter or CS hereunder, such Underwriter and CS agrees to pay to the Issuer or the Counterparty (as applicable) an amount equal to the excess of the dollars so purchased over the sum originally due to such Underwriter or CS hereunder.

[SIGNATURE PAGES FOLLOWS]

If the foregoing is in accordance with the Underwriter’s and CS’s understanding of our agreement, kindly sign and return to the Issuer one of the counterparts hereof, whereupon it will become a binding agreement among the Counterparty, the Issuer, CS and the Underwriter in accordance with its terms.

Very truly yours,

DE AGOSTINI S.P.A.

By	/s/ Manolo Santilli

Name:	Manolo Santilli

Title:	Head of Administration, Finance and Reporting

Subscribed and sworn to before me this 22nd day of May 2018, by

Manolo Santilli, authorized signatory for De Agostini S.p.A.

Witness my hand and official seal.  My commission expires: May 17, 2019.

/s/ Harry Li
Notary Public

[Signature Page to Underwriting Agreement]

If the foregoing is in accordance with the Underwriter’s and CS’s understanding of our agreement, kindly sign and return to the Issuer and the IGT Indemnitor one of the counterparts hereof, whereupon it will become a binding agreement among the Counterparty, the Issuer, the IGT Indemnitor, CS and the Underwriter in accordance with its terms.

Very truly yours,

INTERNATIONAL GAME TECHNOLOGY
PLC

By:	/s/ Alberto Fornaro
Alberto Fornaro
Executive Vice President and Chief Financial Officer

STATE OF RHODE ISLAND

COUNTY OF PROVIDENCE

In Providence in said County on the 22nd day of May, 2018, before me personally appeared Alberto Fornaro, Executive Vice President and Chief Financial Officer of International Game Technology PLC, to me known and known by me to be the person executing the foregoing instrument on behalf of said public limited company and he acknowledged said instrument by him executed to be his free act and deed and the free act and deed of said public limited company.

/s/ Robert A. Arena
Notary Public
Print Name Robert A. Arena
My Commission Expires April 10, 2022

[Signature Page to Underwriting Agreement]

If the foregoing is in accordance with the Underwriter’s and CS’s understanding of our agreement, kindly sign and return to the Issuer and the IGT Indemnitor one of the counterparts hereof, whereupon it will become a binding agreement among the Counterparty, the Issuer, the IGT Indemnitor, CS and the Underwriter in accordance with its terms.

Very truly yours,

INTERNATIONAL GAME TECHNOLOGY

By:	/s/ Alberto Fornaro
Alberto Fornaro,
Vice President and Chief Financial Officer

STATE OF RHODE ISLAND

COUNTY OF PROVIDENCE

In Providence in said County on the 22nd day of May, 2018, before me personally appeared Alberto Fornaro, Executive Vice President and Chief Financial Officer of International Game Technology, to me known and known by me to be the person executing the foregoing instrument on behalf of said corporation and he acknowledged said instrument by him executed to be his free act and deed and the free act and deed of said corporation.

/s/ Robert A. Arena
Notary Public
Print Name Robert A. Arena
My Commission Expires April 10, 2022

[Signature Page to Underwriting Agreement]

The foregoing Underwriting Agreement is hereby confirmed and accepted as of the date first above written.

By	CREDIT SUISSE SECURITIES (USA) LLC

By	/s/ Conrad Rubin

Name:	Conrad Rubin

Title:	Director

Subscribed and sworn to before me this 22nd day of May 2018, by

Conrad Rubin, authorized signatory for Credit Suisse Securities (USA) LLC.

Witness my hand and official seal.  My commission expires: July 17, 2019.

/s/ Diana Koo
Notary Public

[Signature Page to Underwriting Agreement]

The foregoing Underwriting Agreement is hereby confirmed and accepted as of the date first above written.

By	CREDIT SUISSE INTERNATIONAL

By	/s/ Bik Kwan Chung

Name:	Bik Kwan Chung

Title:	Authorized Signatory

By	/s/ Shui Wong

Name:	Shui Wong

Title:	Authorized Signatory

Subscribed and sworn to before me this 22nd day of May 2018, by

Bik Kwan Chung and Shui Wong, authorized signatory for Credit Suisse International.

Witness my hand and official seal.  My commission expires: May 24, 2018.

/s/ Joan A. Albert
Notary Public

[Signature Page to Underwriting Agreement]

SCHEDULE I

UNDERWRITER	NUMBER OF OFFERED SECURITIES TO BE PURCHASED
Credit Suisse Securities (USA) LLC	13,200,000

Total	13,200,000

SCHEDULE II

Price and other terms of the offering conveyed orally.

The company declared a dividend of 20 cents a share on May 21, 2018. The dividend is payable on June 19, 2018 to holders of record as of close of business on June 5, 2018.

4

SCHEDULE III

Free Writing Prospectus
Filed Pursuant to Rule 433
Registration Statement No. 333-225078
Dated May 21, 2018

NEWS RELEASE

INTERNATIONAL GAME TECHNOLOGY PLC ANNOUNCES VARIABLE FORWARD TRANSACTION BY
DE AGOSTINI S.P.A. AND RELATED REGISTERED PUBLIC OFFERING OF IGT ORDINARY SHARES

LONDON, U.K. — May 21, 2018 — International Game Technology PLC (“IGT”) (NYSE:IGT) has been advised that IGT’s majority shareholder, De Agostini S.p.A. (“De Agostini”), proposes to enter into a variable forward transaction (the “Forward Transaction”) with Credit Suisse International (“Credit Suisse”) relating to up to 18,000,000 IGT ordinary shares.

IGT is not a party to the Forward Transaction, which is described in greater detail below and in the related prospectus supplement, and is not issuing or selling any IGT ordinary shares in connection with the Forward Transaction. As such, IGT will not receive any proceeds from the sale of the IGT ordinary shares in the Forward Transaction. There is no impact to IGT’s income statement, balance sheet, cash flows, share count, or dividends as a result of the Forward Transaction.

Lorenzo Pellicioli, CEO of De Agostini, stated: “With the Forward Transaction, De Agostini’s objective is to rebalance the profile of its portfolio of assets. We remain fully committed to continue supporting IGT’s long-term development. In this context, for the foreseeable future, it is our intention to remain IGT’s controlling shareholder and we are not contemplating any additional transaction involving IGT shares.”

IGT has also been advised that, to hedge the exposure under the Forward Transaction, Credit Suisse or its affiliates will borrow approximately 13,200,000 IGT ordinary shares from third-party stock lenders and will sell such IGT ordinary shares in an underwritten public offering through Credit Suisse Securities (USA) LLC, acting as the underwriter, pursuant to an automatically effective registration statement on Form F-3 (including a base prospectus) that has been filed by IGT with the U.S. Securities and Exchange Commission (the “SEC”).

IGT has also been advised that Credit Suisse or its affiliates will borrow an additional, approximately 4,800,000 IGT ordinary shares from third-party stock lenders and that Credit Suisse or its affiliates expect to sell these additional IGT ordinary shares, from time to time after the offering, in block sales, on the NYSE, in the over-the-counter market or in negotiated transactions. These additional IGT ordinary shares will not be included in the public offering described above. IGT has been advised by Credit Suisse that it expects that, over the period during which it sells these additional IGT ordinary shares, Credit Suisse or its affiliates will purchase an approximately equal number of IGT ordinary shares in the open market.

Description of the Forward Transaction

The Forward Transaction has economic characteristics similar to a collar with respect to the underlying IGT ordinary shares (i.e., it effectively consists of De Agostini purchasing a put option with a certain strike price and simultaneously selling a call option with a higher strike price). The Forward Transaction  provides De Agostini with a pre-defined minimum value for the underlying IGT ordinary shares while retaining meaningful benefits from any

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appreciation in the value of the underlying IGT ordinary shares. The Forward Transaction is divided into multiple tranches that are scheduled to mature over a period commencing on or about four years from May 2018. The Forward Transaction will be settled for any tranche at De Agostini’s election either (i) in cash (in which case De Agostini will retain the underlying IGT ordinary shares), or (ii) by physical delivery of IGT ordinary shares, if certain gaming-related conditions and other conditions are met. De Agostini has agreed that it will not, prior to the satisfaction during the first year of certain collateral requirements, sell, pledge, or otherwise transfer any of its IGT ordinary shares.

In connection with the Forward Transaction, and subject to satisfying certain conditions, including the pledge of the 18,000,000 IGT ordinary shares to Credit Suisse, De Agostini may elect to obtain a prepayment from Credit Suisse in an amount based on the put option strike price at maturity. Following such prepayment, the Forward Transaction will have economic characteristics similar to a collar together with a loan. De Agostini has indicated to IGT that the proceeds of any prepayment may be used by De Agostini for investments and general corporate purposes. De Agostini will retain the right to vote the pledged IGT ordinary shares (but will lose the right to direct the voting of any related special voting shares).

This news release shall not constitute an offer to sell or the solicitation of an offer to buy the securities described herein, nor shall there be any offer or sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About IGT

IGT (NYSE:IGT) is the global leader in gaming. We enable players to experience their favorite games across all channels and regulated segments, from Gaming Machines and Lotteries to Interactive and Social Gaming. Leveraging a wealth of premium content, substantial investment in innovation, in-depth customer intelligence, operational expertise and leading-edge technology, our gaming solutions anticipate the demands of consumers wherever they decide to play. We have a well-established local presence and relationships with governments and regulators in more than 100 countries around the world, and create value by adhering to the highest standards of service, integrity, and responsibility. IGT has over 12,000 employees.

Cautionary Statement Regarding Forward-Looking Statements

This news release may contain forward-looking statements (including within the meaning of the Private Securities Litigation Reform Act of 1995) concerning International Game Technology PLC and its consolidated subsidiaries (the “Company”) and other matters. These statements may discuss goals, intentions, and expectations as to future plans, trends, events, dividends, results of operations, or financial condition, or otherwise, based on current beliefs of the management of the Company as well as assumptions made by, and information currently available to, such management. Forward-looking statements may be accompanied by words such as “aim,” “anticipate,” “believe,” “plan,” “could,” “would,” “should,” “shall”, “continue,” “estimate,” “expect,” “forecast,” “future,” “guidance,” “intend,” “may,” “will,” “possible,” “potential,” “predict,” “project” or the negative or other variations of them. These forward-looking statements speak only as of the date on which such statements are made and are subject to various risks and uncertainties, many of which are outside the Company’s control. Should one or more of these risks or uncertainties materialize, or should any of the underlying assumptions prove incorrect, actual results may differ materially from those predicted in the forward-looking statements and from past results, performance, or achievements. Therefore, you should not place undue reliance on such statements. Factors that could cause actual results to differ materially from those in the forward-looking statements include (but are not limited to) the factors and risks described in the Company’s annual report on Form 20-F for the financial year ended December 31, 2017 and other documents filed from time to time with the SEC, which are available on the SEC’s website at www.sec.gov and on the investor relations section of the Company’s website at www.IGT.com. Except as required under applicable law, the Company does not assume any obligation to update these forward-looking statements. You should carefully consider these factors and other risks and uncertainties that affect the Company’s business. All forward-looking statements contained in this news release are qualified in their entirety by this cautionary statement. All subsequent written or oral forward-looking statements attributable to International Game Technology PLC, or persons acting on its behalf, are expressly qualified in its entirety by this cautionary statement.

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Contact:

Robert K. Vincent, Corporate Communications, toll free in U.S./Canada +1 (844) IGT-7452; outside U.S./Canada +1 (401) 392-7452

James Hurley, Investor Relations, +1 (401) 392-7190

Simone Cantagallo, +39 06 51899030; for Italian media inquiries

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SCHEDULE IV

Nevada Gaming Control Board

Nevada Gaming Commission

California Gambling Control Commission

Washington State Gambling Commission

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SCHEDULE V

International Game Technology

IGT

IGT Canada Solutions ULC

IGT Foreign Holdings Corporation

IGT Germany Gaming GmbH

IGT Global Services Limited

IGT Global Solutions Corporation

Lotterie Nazionali S.r.l.

Lottoitalia S.r.l.

Lottomatica Holding S.r.l.

Lottomatica S.p.A.

Lottomatica Videolot Rete S.p.A.

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SCHEDULE VI

Form of Lock-Up Agreement

May 21, 2018

International Game Technology PLC
Marble Arch House, Second Floor

66 Seymour Street
London, W1H 5BT

England

Credit Suisse Securities (USA) LLC

c/o  Credit Suisse Securities (USA) LLC

Eleven Madison Avenue

New York, NY   10010-3629

Ladies and Gentlemen:

The undersigned understands that Credit Suisse Securities (USA) LLC (“Credit Suisse”) proposes to enter into an Underwriting Agreement (the “Underwriting Agreement”) with International Game Technology PLC, a public limited company organized under the laws of England and Wales (the “Company”), De Agostini S.p.A., a società per azioni incorporated under the laws of Italy (“De Agostini”), and Credit Suisse International (“CS”), providing for an underwritten public offering of the Company’s ordinary shares, nominal value $0.10 per share (the “Securities”), in connection with a variable share forward transaction between De Agostini and CS.

As an inducement to Credit Suisse to execute the Underwriting Agreement, the undersigned hereby agrees that during the period specified in the following paragraph (the “Lock-Up Period”), the undersigned will not offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, any Securities or securities convertible into or exchangeable or exercisable for any Securities, enter into a transaction which would have the same effect, or enter into any swap, hedge or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of the Securities, whether any such aforementioned transaction is to be settled by delivery of the Securities or such other securities, in cash or otherwise, or publicly disclose the intention to make any such offer, sale, pledge or disposition, or to enter into any such transaction, swap, hedge or other arrangement, without, in each case, the prior written consent of Credit Suisse. In addition, the undersigned agrees that, without the prior written consent of Credit Suisse, it will not, during the Lock-Up Period, make any demand for or exercise any right with

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respect to, the registration of any Securities or any security convertible into or exercisable or exchangeable for the Securities.

The Lock-Up Period will commence on the date of this Lock-Up Agreement and continue and include the date that is 60 days after the date of the Underwriting Agreement.

Any Securities received upon exercise of options granted to the undersigned will also be subject to this Lock-Up Agreement.  Any Securities acquired by the undersigned in the open market will not be subject to this Lock-Up Agreement.

Notwithstanding anything herein to the contrary, the undersigned may:

(i) transfer Securities to the Company upon the vesting, conversion, exercise or exchange of securities convertible into or exercisable or exchangeable for Securities for the purpose of paying the exercise price of such securities or for paying taxes (including estimated taxes) due as a result of the exercise of such securities, including for the purpose of satisfying tax withholding obligations upon the vesting or exercise of equity-based awards granted under a stock incentive plan or stock purchase plan of the Company provided that the Securities received upon exercise shall continue to be subject to the restrictions on transfer set forth in this Lock-Up Agreement and that no public announcement or filing is required or voluntarily made in connection therewith by or on behalf of the undersigned or the Company during the Lock-Up Period;

(ii) transfer Securities pursuant to a bona fide third-party tender offer, merger, consolidation, business combination, stock purchase or other similar transaction or series of related transactions approved by the Board of Directors of the Company and made to all holders of the Securities and that would result in a Change in Control (as defined below), provided, that in the event that such tender offer, merger, consolidation, business combination, stock purchase or transaction or series of related transactions is not completed, the undersigned’s Securities shall remain subject to the restrictions on transfer set forth in this Lock-Up Agreement. For purposes of this Lock-Up Agreement, “Change in Control” shall mean the transfer (whether by tender offer, merger, consolidation or other similar transaction), in one transaction or a series of related transactions, to a person or group of affiliated persons, of the Company’s voting securities if, after such transfer, such person or group of affiliated persons would hold more than 50% of the outstanding voting securities of the Company (or the surviving entity);

(iii) transfer Securities as a bona fide gift or gifts or by testate succession or intestate distribution provided that the transferee agrees to be bound in writing by the terms of this Lock-Up Agreement prior to such transfer, such transfer shall not involve a disposition for value and no public announcement or filing is required or voluntarily made by any party (donor, donee, transferor or transferee) or the Company in connection with such transfer during the Lock-Up Period;

(iv) a transfer of Securities to a family member or trust; provided that the transferee agrees to be bound in writing by the terms of this Lock-Up Agreement prior to such transfer, such transfer shall not involve a disposition for value and no public announcement or filing is

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required or voluntarily made by any party (donor, donee, transferor or transferee) or the Company in connection with such transfer during the Lock-Up Period. For purposes of this Lock-Up Agreement, a “family member” shall mean relationship by blood, marriage, domestic partnership or adoption, not more remote than first cousin; and

(v) enter into a written trading plan established pursuant to Rule 10b5-1 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), during the Lock-Up Period; provided that no direct or indirect offers, pledges, sales, contracts to sell, sales of any option or contract to purchase, purchases of any option or contract to sell, grants of any option, right or warrant to purchase, loans, or other transfers or disposals of any Securities or any securities convertible into or exercisable or exchangeable for Securities may be effected pursuant to such plan during the Lock-Up Period; and provided that no public announcement or filing is required or voluntarily made in connection therewith by or on behalf of the undersigned or the Company during the Lock-Up Period.

In furtherance of the foregoing, the Company and its transfer agent and registrar are hereby authorized to decline to make any transfer of Securities if such transfer would constitute a violation or breach of this Lock-Up Agreement.

This Lock-Up Agreement shall be binding on the undersigned and the successors, heirs, personal representatives and assigns of the undersigned.  This Lock-Up Agreement shall lapse and become null and void if the Underwriting Agreement has not been entered into on or before June 4, 2018.  This Lock-Up Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

[Signature page follows]

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Very truly yours,

IF AN INDIVIDUAL:	IF AN ENTITY:

By:
(duly authorized signature)	(please print complete name of entity)

Name:	By:
(please print full name)	(duly authorized signature)

Name:
(please print full name)
Address:	Address:

[Signature Page to Lockup Agreement]